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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

Intrepid Potash, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 17th Street, Suite 1050
Denver, CO 80202

April 5, 2019

Dear Stockholder:

        We cordially invite you to attend the 2019 annual meeting of stockholders of Intrepid Potash, Inc. The annual meeting will be held on Wednesday, May 22, 2019, at 10 a.m. mountain time, in the Aspen Conference Room (Street Level), 1001 17th Street, Denver, CO 80202.

        You will find important information about the matters to be voted on at the annual meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page notice regarding the internet availability of these materials and our 2018 Annual Report on Form 10-K instead of sending them a full set of printed materials. This notice tells you how to access and review on the internet the important information contained in the proxy materials. This notice also tells you how to vote on the internet or by phone and how to request to receive a printed copy of our proxy materials.

        Your vote is important. We hope you will attend the annual meeting in person. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet or by phone as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail.

Very truly yours,
Robert P. Jornayvaz III Executive Chairman of the Board, President, and Chief Executive Officer

Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, CO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	Wednesday, May 22, 2019
Time	10 a.m. mountain time
Place	Aspen Conference Room (Street Level), 1001 17th Street, Denver, CO 80202
Items of Business	(1)	To elect two Class II directors nominated by our Board of Directors to serve three-year terms expiring at our 2022 annual meeting of stockholders
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019
	(3)	To approve, on an advisory basis, our executive compensation
	(4)	To approve our Amended and Restated Equity Incentive Plan
	(5)	To transact any other business that properly comes before the annual meeting and any adjournment or postponement of the annual meeting
The accompanying proxy statement provides more details about each of these proposals.
Record Date	Only holders of record of our common stock on March 25, 2019, are entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournment of the annual meeting.
Voting

Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 22, 2019

This notice, our proxy statement, and our 2018 annual report are available at
investors.intrepidpotash.com or envisionreports.com/IPI.

By Order of the Board of Directors of Intrepid Potash, Inc.

Margaret E. McCandless Secretary

Denver, CO
April 5, 2019

Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, CO 80202
(303) 296-3006

Proxy Statement

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

        We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2019 annual meeting of stockholders.

        The annual meeting will be held on Wednesday, May 22, 2019, at 10 a.m. mountain time, in the Aspen Conference Room (Street Level), 1001 17th Street, Denver, CO 80202.

        We expect to begin furnishing these proxy materials to stockholders on or about April 5, 2019.

        When we use the term "Intrepid," "us," "we," or "our," we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

What matters will be voted on at the annual meeting?

        We will ask stockholders to vote on the following matters at the annual meeting:

  (1)
  To elect two Class II directors nominated by our Board to serve three-year terms expiring at our 2022 annual meeting of stockholders

  (2)
  To ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2019

  (3)
  To approve, on an advisory basis, our executive compensation

  (4)
  To approve our Amended and Restated Equity Incentive Plan

  (5)
  To transact any other business that properly comes before the annual meeting and any adjournment or postponement of the annual meeting

Who can vote?

        Stockholders of record at the close of business on the record date of March 25, 2019, are entitled to receive notice of, and to vote at, the annual meeting. As of March 25, 2019, we had 131,047,442 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the annual meeting.

        A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder at the annual meeting and during normal business hours for the 10 days prior to the annual meeting at our corporate headquarters located at 1001 17th Street, Suite 1050, Denver, CO 80202.

What is the difference between a stockholder of record and a beneficial holder?

        Most of our stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting.

Beneficial Holder

        If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial holder of those shares. Your broker, bank, or nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a signed proxy from your broker, bank, or nominee giving you the right to vote the shares.

How do I vote?

  Stockholder of Record

        If you are a stockholder of record, you can vote over the phone or on the internet by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote in person at the annual meeting.

  Beneficial Holder

        If you are a beneficial holder, you can vote over the phone or on the internet by following the instructions you received from your bank, broker, or nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote in person at the annual meeting only if you obtain a signed proxy from your broker, bank, or nominee giving you this right.

        If you do not give your bank, broker, or nominee instructions as to how to vote, under the rules of the New York Stock Exchange ("NYSE"), your bank, broker, or nominee may not vote your shares on any of the proposals other than the ratification of the appointment of our independent registered public accounting firm without your instructions. Please be sure to return your voting instructions to your bank, broker, or nominee so that your vote is counted.

  Multiple Holdings

        If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

Can I change or revoke my vote?

        If you are a stockholder of record, you may change your vote at any time prior to the vote at the annual meeting by taking any of the following actions:

  •
  submitting a new proxy with a later date using any of the available methods described above

  •
  providing a written revocation to our Corporate Secretary

  •
  voting in person at the annual meeting

        If you are a beneficial holder, you may change your vote by submitting new voting instructions to your bank, broker, or nominee following the instructions they provided to you.

        Your attendance at the annual meeting will not automatically revoke your proxy.

What is the quorum requirement for the annual meeting?

        A quorum of stockholders is necessary for any action to be taken at the annual meeting (other than adjournment or postponement of the annual meeting). Our Amended and Restated Bylaws (our "Bylaws") provide that a quorum exists if stockholders holding a majority of the outstanding shares of our common stock are present at the annual meeting in person or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the bank, broker, or nominee uses its discretionary authority to vote on at least one routine matter under NYSE rules.

How will my shares be voted at the annual meeting?

        Your shares will be voted in accordance with your properly submitted instructions.

  Stockholders of Record

        If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1 and in favor of each of Proposals 2, 3, and 4 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the annual meeting or any adjournment or postponement of the annual meeting, your shares will be voted in the discretion of the named proxies.

  Beneficial Holders and Broker Non-Votes

        If you are a beneficial holder and you do not provide voting instructions to your bank, broker, or nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019 (Proposal 2). However, they do not have the discretion to vote your shares on non-routine matters, including the other proposals up for a vote (Proposals 1, 3, and 4). The unvoted shares are called "broker non-votes." Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect each Class II director	More votes FOR than AGAINST	No effect	No	No effect
(2)	To ratify the appointment of KPMG	More votes FOR than AGAINST	No effect	Yes	Not applicable
(3)	To approve, on an advisory basis, our executive compensation	More votes FOR than AGAINST	No effect	No	No effect
(4)	To approve our Amended and Restated Equity Incentive Plan	More votes FOR than total of votes AGAINST and ABSTENTIONS	Same as a vote AGAINST	No	No effect

Who will count the votes?

        A representative or designee of Computershare will act as inspector of election and tabulate the votes.

Who will pay the costs of soliciting votes for the annual meeting?

        We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay Alliance Advisors $3,000, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

Proposal 1—Election of Class II Directors

        Our Board consists of six directors who are divided into three classes, designated as Class I, Class II, and Class III. In accordance with our Bylaws and Restated Certificate of Incorporation (our "Certificate of Incorporation"), the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The directors are divided as evenly as possible into the three classes. If the number of directors is not evenly divisible by three, the remaining positions are allocated first to Class III and then to Class II. The classes of directors serve for staggered three-year terms, with their current terms ending at the annual meeting of stockholders in the following years: Class I directors—2021; Class II directors—2019; and Class III directors—2020.

        The Class II directors elected at the 2019 annual meeting will serve until the 2022 annual meeting. Our nominees for these Class II directorships are J. Landis Martin and Barth E. Whitham. Each nominee is currently serving on our Board and was most recently elected by stockholders at our 2016 annual meeting. Each nominee was nominated by our Board based on the recommendation of the Nominating and Corporate Governance Committee ("Governance Committee"). In making these nominations, our Board and Governance Committee considered each nominee's specific experiences, qualifications, and skills as described below. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by the Board.

        To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted "for" the nominee must exceed the number of votes cast "against" that nominee. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes will not count as votes cast and will have no effect on the results of the vote on the proposal. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results.

        Our Corporate Governance Guidelines provide that the Governance Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The Governance Committee performed its evaluation and nominating committee functions in early 2019. The Governance Committee seeks independent directors who represent a mix of backgrounds and experiences that it believes will enhance the quality of the Board's deliberations and decisions. When searching for new candidates, the Governance Committee considers the evolving needs of the Board and selects nominees based on individual skills, achievements, and experience. The Governance Committee does not have a formal policy with respect to diversity; however, the independent directors seek to promote through the nomination process an appropriate diversity on the Board. The Governance Committee also believes that nominees should have the highest level of personal and professional ethics, integrity, and values together with expertise that is useful to Intrepid and complementary to the background and expertise of other members of the Board. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on the Board and a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations.

        The Governance Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will contribute to our long-term success and effectively represent stockholder interests. With respect to the nomination of continuing directors for re-election, the individuals' contributions to the Board are also considered.

        When seeking candidates for a new director, the Governance Committee may solicit suggestions from incumbent directors, management, stockholders, and others. The Governance Committee has authority under its charter to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board.

        The Governance Committee will consider suggestions by stockholders of possible future nominees. The Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders.

        Below is biographical and other information about our Class II director nominees and continuing directors. Below each director's biographical information, we also provide the specific experience, qualifications, and skills that helped lead our Governance Committee and Board to conclude that he should serve as a director.

Class II Director Nominees

Nominee	Age	Director Since	Principal Occupation
J. Landis Martin	73	December 2007	Founder, Chairman, and Managing Director of Platte River Equity
Barth E. Whitham	62	April 2008	President and Chief Executive Officer of Enduring Resources, LLC

        J. Landis Martin is the founder of the private equity firm Platte River Equity where he has been Chairman since February 2016 and a Managing Director since 2005. Mr. Martin was the Chairman from 1989 to 2005, and Chief Executive Officer from 1995 to 2005, of Titanium Metals Corporation, an integrated producer of titanium metals. Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc., a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and was Chairman and Chief Executive Officer of Baroid Corporation, an oil services company, from 1990 to 1994. Mr. Martin's public-company directorships include Crown Castle International Corp., where he is Chairman of the Board, and Apartment Investment Management Company, where he is lead director. From 1998 until May 2018, Mr. Martin was also a director of Halliburton Company, where he served as lead director from 2008 until May 2018.

        Mr. Martin has management and director experience with public companies and business experience with companies in the manufacturing sector and energy industry. As a former chief executive of four NYSE-listed companies and a lawyer, Mr. Martin brings expertise to the Board in the areas of operations, finance, and governance.

        Barth E. Whitham has served as President and Chief Executive Officer of Enduring Resources, LLC, a privately held company focused on the acquisition and exploitation of upstream energy assets, since 2005, and serves on its board of directors. From 1991 to 2005, Mr. Whitham served as President and Chief Operating Officer of Westport Resources Corp., a publicly traded oil and gas exploration and production company, and served on its board of directors. Mr. Whitham also serves on the board of directors of Ensign Energy Services Inc.

        Mr. Whitham has management and director experience with operations and management of public companies and business experience in the energy and extractive industries. Mr. Whitham's experience with companies in the energy and extractive industries provides the Board with a unique perspective into these industries, which we serve through sales of potash, water, and other oilfield solutions.

Continuing Directors

Name	Age	Director Since	Class/Term Expiration
Terry Considine	72	April 2008	Class I/2021
Chris A. Elliott	53	August 2010	Class I/2021
Robert P. Jornayvaz III	60	December 2007	Class III/2020
Hugh E. Harvey, Jr.	66	December 2007	Class III/2020

        Terry Considine has served as Chief Executive Officer and Chairman of the Board of Apartment Investment Management Company, a publicly held, multi-family apartment real estate investment trust, since 1994.

        Mr. Considine has management and director experience with public companies and business experience in the real estate industry. As the current chief executive of an NYSE-listed company and a former chief executive of four other listed companies, Mr. Considine brings particular expertise to the Board in the areas of operations, finance, and governance.

        Chris A. Elliott is the owner of Belle Prairie Investments LLC, a privately held company that invests in agriculture real estate as well as environmental mitigation. From 2007 through 2017, Mr. Elliott was Chief Executive Officer of AgCoA, a privately held company that owned, managed, and operated agriculture real estate that produces a variety of crops over a diverse geographic spectrum.

        Mr. Elliott has over 25 years of business experience in the agriculture industry and in-depth knowledge of agricultural commodities. Mr. Elliott's day-to-day involvement in the agricultural industry provides the Board with a unique perspective with respect to this industry and our agricultural customers.

        Robert P. Jornayvaz III has served as our Executive Chairman of the Board since 2010 and as our President and Chief Executive Officer since 2014. Mr. Jornayvaz served as our Chairman of the Board and Chief Executive Officer from our formation in 2007 until 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of our predecessor, Intrepid Mining LLC, from 2000 until its dissolution at the time of our initial public offering in 2008. Mr. Jornayvaz is the sole owner of Intrepid Production Corporation ("IPC"). Mr. Jornayvaz and IPC together beneficially own 15.2% of our common stock as of March 15, 2019.

        Mr. Jornayvaz has management experience with us and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, and experience in extractive and commodities businesses. As our current Chief Executive Officer, Mr. Jornayvaz is especially familiar with our operations and industry.

        Hugh E. Harvey, Jr. has served as our Executive Vice Chairman of the Board since 2010 and as a member of our Board since our formation in 2007. From 2007 to 2010, Mr. Harvey served in various management roles for us, including Chief Technology Officer, Chief Operating Officer, and Executive Vice President of Technology. Mr. Harvey served, directly or indirectly, as a manager of Intrepid Mining from 2000 until its dissolution at the time of our initial public offering in 2008. Mr. Harvey is sole owner of

Harvey Operating and Production Company ("HOPCO"). Mr. Harvey and HOPCO together beneficially own 9.1% of our common stock as of March 15, 2019.

        Mr. Harvey has management experience with us and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, a unique combination of mining, mineral processing, drilling, field operations, and economic evaluation experience, and engineering and operational experience in extractive industries.

Recommendation of our Board

        Our Board recommends a vote "for" each Class II director nominee.    Proxies will be voted in favor of each nominee unless you specify otherwise in your proxy.

Proposal 2—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2019

        The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2019, and our Board is asking stockholders to ratify this selection. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of Intrepid and our stockholders.

        In selecting KPMG, the Audit Committee considered several factors, including the following:

  •
  The Audit Committee's and management's assessments of KPMG's performance

  •
  KPMG's independence and integrity

  •
  KPMG's fees and the quality of services provided to us

        KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2018, and 2017. All of these services and fees were pre-approved by the Audit Committee pursuant to the pre-approval policy and procedures set forth below.

	2018	2017
Audit Fees	$844,700	$728,446
Audit-Related Fees	$50,000	$250,000
Tax Fees	—	$42,837
All Other Fees	—	—

Total Fees	$894,700	$1,021,283

        Audit fees include fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our periodic reports; accounting consultations; services related to, or required by, statute or regulation, such as consents; and other audit services related to SEC and other regulatory filings. Audit-related fees represent fees for comfort letters associated with our at-the-market offering program and a registered public equity offering in 2017. Tax fees represent fees for tax consulting services. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy and Procedures

        Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures for the preapproval of non-audit services:

  •
  If applicable, each year the Audit Committee reviews and pre-approves a schedule of the proposed non-audit services and estimated fees to be provided by the independent accountants during the next annual audit cycle.

  •
  Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.

  •
  Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed (unless the services meet the de minimis exception allowed by law).

  •
  Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Recommendation of our Board

        Our Board recommends a vote "for" Proposal 2.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 3—Advisory Vote to Approve Executive Compensation

        We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal is often called a "say-on-pay" vote. We encourage you to read the Compensation Discussion and Analysis ("CD&A") section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide information about our executive compensation program.

        We are asking stockholders to approve the following non-binding resolution:

    RESOLVED, that the compensation paid to Intrepid's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion, is hereby APPROVED.

        The say-on-pay vote gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee expect to consider the outcome of the vote when making future executive compensation decisions. At our 2018 annual meeting, our stockholders expressed support for the compensation of our executives, with 99% of the votes cast for advisory approval of our executive compensation.

        At our 2017 annual meeting, our stockholders supported, on an advisory basis, holding the say-on-pay vote on an annual basis. After the 2017 annual meeting and taking into account stockholder support for an annual say-on-pay vote, our Board determined to hold the say-on-pay vote annually. Accordingly, we hold a say-on-pay vote at each of our annual meetings. The next advisory vote on the frequency for the say-on-pay vote will occur at our 2023 annual meeting.

Recommendation of our Board

        Our Board recommends a vote "for" Proposal 3. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 4—Approval of Amended and Restated Equity Incentive Plan

        On March 22, 2019, our Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of our Amended and Restated Equity Incentive Plan (as amended pursuant to this proposal, the "EIP"), subject to stockholder approval. We are asking stockholders to approve our proposed EIP. The EIP has been amended and restated to increase the number of shares available for issuance by 7,000,000 shares, to extend the term of the EIP by two years to May 22, 2029, and to make other minor changes. By approving this proposal, stockholders would authorize for issuance under the EIP a total of 7,000,000 shares, plus the number of shares available for grant under the EIP as of May 22, 2019.

Background

        Our Board and stockholders originally approved the EIP in 2008 and approved the most recent amendment and restatement of the EIP in 2017. In March 2019, the Board, upon the unanimous recommendation of the Compensation Committee, unanimously approved an amendment and restatement of the EIP, subject to stockholder approval. Our Board then directed that we submit the amended and restated EIP to a vote of our stockholders at the annual meeting.

Purpose of the EIP

        The EIP is an equity incentive plan that is designed to provide equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with those of our stockholders. The EIP is designed with the flexibility to award restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards to eligible individuals. Equity incentives have been an important part of our overall compensation program. A portion of total annual compensation of our executive officers is paid in the form of equity awards to more closely align the interests of management with the long-term interests of our stockholders.

Burn Rate and Total Potential Dilution

        In setting and recommending to stockholders the number of additional shares to authorize under the EIP, the Compensation Committee considered historical equity awards granted under the EIP, as well as our burn rate as calculated in the table below. Our burn rate for 2016 was significantly higher than it was for more recent years because in 2016 we made the critical business decision to conserve cash and use equity to fund a larger portion of our compensation program in an effort to navigate a challenging business cycle.

This decision, while important for our business at the time, increased our three-year average burn rate to 3.31%. Our two-year average burn rate considering only 2018 and 2017 was a more modest 1.67%.

Year	Performance- Vesting Stock Options Granted	Time- Vesting Stock Options Granted	Performance- Vesting Stock Awards Granted	Time- Vesting Stock Awards Granted	Total	Weighted Average Common Shares Outstanding	Burn Rate
2018	934,911	623,274	187,296	277,911	2,023,392	128,070,702	1.58%
2017	513,698	117,878	213,753	1,192,112	2,037,441	115,708,859	1.76%
2016	600,000	1,064,849	2,878,238	461,977	5,005,064	75,818,735	6.60%
3 Year Average							3.31%

        The burn rate is the ratio of the number of shares underlying awards granted under the EIP during a year divided by our weighted average common shares outstanding for that year.

        We calculate total potential dilution as the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the EIP (our only equity plan) divided by the sum of the total number of shares of common stock outstanding, the total number of shares subject to equity awards outstanding (which are not already included in total common stock outstanding), and the total number of shares available for grant under the EIP. Our total potential dilution as of December 31, 2018, was 6.1%. Assuming the EIP is approved, the additional 7,000,000 shares available for issuance would have increased our total potential dilution as of December 31, 2018, to approximately 10.8%.

        The following table shows certain information about the EIP as of December 31, 2018:

Number of shares authorized for future grant	2,994,304
Number of shares reserved for outstanding stock options (including 2,048,609 performance-vesting options and 1,303,075 time-vesting options)	3,351,684
Number of shares of restricted stock outstanding (including 373,490 shares of performance-vesting restricted stock and 1,579,815 shares of time-vesting restricted stock	1,953,305
Weighted average remaining term of outstanding options	8.2 years
Weighted average exercise price of outstanding options	$3.91

Summary of Proposed Changes

        Our EIP has been amended and restated as follows:

  •
  Authorize for issuance under the EIP a total of 7,000,000 shares, plus the number of shares available for grant under the EIP as of May 22, 2019.

  •
  Extend the term of the EIP by two years to May 22, 2029.

  •
  Make other minor changes to the EIP.

Summary of the EIP

        The following is a summary of the material terms of the EIP and does not describe all of the plan terms. Please read the complete text of the EIP included as Appendix A to this proxy statement.

Purpose and Awards

        The EIP is intended to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other individuals to contribute to our growth and success, to provide incentives to individuals to contribute to our long-term growth and profitability, and to further align the interests of these individuals with the interests of stockholders. The EIP permits the grant of restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards.

Administration

        The Compensation Committee or another committee of the Board (collectively, the "committee") will generally administer the EIP. The committee or the Board may delegate to one or more subcommittees the power and authority to grant awards to specified groups of eligible individuals. The committee selects participants and determines the amount, type, and other terms and conditions of the awards. The committee has full authority to administer the EIP, including the authority to interpret and construe any provision in the EIP and the terms of any award agreement and to adopt any rules and regulations for administering the EIP that it may deem necessary or appropriate. Pursuant to this authority, on or after the grant date of an award, the committee may (a) accelerate the date on which an award becomes vested, exercisable, or transferable; (b) extend the term of any award, including extending the period following termination of a participant's service during which the award may remain outstanding; (c) waive any conditions with regard to vesting, exercisability, or transferability of an award; and (d) make changes to recognize differences in local law, tax policy, or custom for individuals employed outside the United States.

Stock Subject to the Plan, Adjustments, and Share Counting

        We are asking stockholders to authorize for issuance under the EIP a total of 7,000,000 shares, plus the number of shares available for grant under the EIP as of May 22, 2019.

        If stockholders approve this proposal, after May 22, 2019, no awards may be granted under any previous version of the EIP.

        The number of shares that may be granted under the EIP is subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange, or any other similar corporate event. Outstanding awards under the EIP are also subject to similar adjustment for these types of events.

        To the extent that an award previously granted under the EIP expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the shares retained or returned to us will again be available for grant. Shares withheld in payment of the taxes relating to a full value award will again be available for awards under the EIP. Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the EIP: (a) shares tendered or withheld to pay for the exercise price of an option or the taxes related to an option or stock appreciation right; (b) shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (c) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options. Shares that we issue under the EIP may be authorized but unissued shares or previously issued shares that we have reacquired and held as treasury shares. Fair market value is generally defined under the EIP as the closing sale price of a share of our common stock on the exchange upon which our shares are traded, which is currently the NYSE. The closing price of a share of our common stock as reported on the NYSE on March 15, 2019, was $3.97.

Individual Award Limits

        The following limits apply to awards granted under the EIP:

  •
  Options and stock appreciation rights: No participant may be granted within any calendar year one or more options or stock appreciation rights that in the aggregate are for more than 2,000,000 shares of stock reserved for issuance under the EIP, plus an additional aggregate of 2,000,000 shares of stock reserved for issuance under the EIP for one-time awards to a newly hired or newly promoted participant.

  •
  Restricted stock and restricted stock units: No participant may be granted within any calendar year one or more awards of restricted stock and restricted stock units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 4,000,000 shares of stock reserved for issuance under the EIP.

  •
  Performance shares and performance units: No participant may be granted within any calendar year one or more awards of performance shares and performance units that could result in the participant receiving pursuant to those performance shares and performance units more than 4,500,000 shares of stock reserved for issuance under the EIP.

  •
  Cash-based awards: No participant may be granted within any calendar year one or more cash-based awards that could result in the participant receiving pursuant to those cash-based awards more than $10,000,000.

        For nonemployee directors, the aggregate amount of cash (including annual retainers and other fees, whether or not granted under the EIP) plus the aggregate grant date fair value of all awards granted to any nonemployee director during any single calendar year may not exceed $600,000.

        All of the limitations described above will be adjusted for changes in our capitalization.

Eligibility and Participation

        All employees, officers, or directors of Intrepid or an affiliate are eligible to participate in the EIP when selected by the committee for an award. Consultants and advisers who provide services to us or an affiliate are also eligible to participate when selected by the committee for an award. As of March 15, 2019, approximately 45 employees (including six executive officers) and four nonemployee directors were eligible to participate in the EIP.

Significant Features of Awards

        The following is a description of the significant terms that apply to each type of award that may be issued under the EIP:

  Restricted Stock, Restricted Stock Units, and Performance Awards

        The committee may grant awards of restricted stock, which is an award of actual shares subject to a risk of forfeiture and restrictions on transfer. The committee may also grant an award of restricted stock units, which is a bookkeeping entry representing the equivalent of shares of stock. The committee may also grant a performance award in the form of performance shares, performance units, or a cash-based award that vests or pays out based on the attainment of performance goals and any other terms and conditions determined by the committee. The terms and conditions of restricted stock, restricted stock units, performance shares, performance units, or cash-based award will be determined by the committee. Except as set forth in the award agreement, upon termination of a participant's services, any unvested shares of restricted stock or restricted stock units will be forfeited. Each award agreement will set forth the extent to which the participant will retain performance shares, performance units, or cash-based awards upon termination of service.

  Minimum Vesting Requirement

        The EIP contains a minimum vesting requirement. Specifically, no full value award (which is an award other than an option or stock appreciation right) may vest in less than one year from its grant date. However, up to 5% of the available shares of stock authorized for issuance under the EIP may vest (in full or in part) in less than one year from their grant date. Any full value award may vest in full or in part upon death or disability of the participant, or upon a change in control of Intrepid, and these vestings will not count against the 5% basket described above.

  Performance-Based Compensation

        The committee may grant awards under which the grant, vesting, or payout of the awards is contingent upon the achievement of pre-established performance goals. The committee will generally establish performance goals within 90 days of the beginning of the performance period and the formula or other methodology used to determine the number or value of shares, units, or payout of any earned award. The target awards, performance goals, and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the EIP may be based on one or more of the following measures:

  •
  Absolute or relative total shareholder return

  •
  Return on assets, return on equity, or return on capital employed

  •
  Earnings per share, corporate or business-unit net income, net income before unusual, infrequently occurring, or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

  •
  Cash flow from operations

  •
  Gross or net revenues or gross or net margins

  •
  Levels of operating expense or other expense items reported on the income statement

  •
  Measures of customer satisfaction and customer service

  •
  Safety

  •
  Annual or multi-year production or average production growth

  •
  Annual or multi-year sales or average sales growth

  •
  Annual or multi-year production or sales volume

  •
  Annual or multi-year absolute or per-unit operating and maintenance costs

  •
  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

  •
  Debt ratios or other measures of credit quality or liquidity

  •
  Strategic asset sales or acquisitions in compliance with the specific criteria set in advance by the committee

  •
  Annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the committee

  •
  Compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations, or policies

  •
  Staffing and retention

  •
  Capital expenditures or investments

  •
  Milestones relating to sales, production, or capital projects

  •
  Other criteria established by the committee

        Any performance goals that are financial metrics may be determined in accordance with U.S. generally accepted accounting principles ("GAAP") or may be adjusted to include or exclude any items otherwise includable or excludable under GAAP. The performance goals may be based on pro forma numbers and may include or exclude the effect of payment of awards under the EIP and any other incentive or bonus plan of Intrepid. The committee may provide for exclusion of the impact of an event or occurrence that the committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring, or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of Intrepid, (f) an event either not directly related to our operations or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in our fiscal year, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with GAAP, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

        After the applicable performance period has been completed, the committee will certify the level of achievement of the performance goals and determine the number or value of any earned award.

  Options and Stock Appreciation Rights

        Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an "incentive stock option" ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the grant price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. Except for substitute awards, the exercise or grant price of each option and stock appreciation right will be at least 100% of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed 10 years and the option or stock appreciation right will vest over a period determined by the committee. The award agreement may provide that the period of time over which an option other than an ISO and stock appreciation right may be exercised will be automatically extended if on the scheduled expiration date, the exercise of the option or stock appreciation right would violate applicable securities laws or our insider trading policy. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates. An ISO granted to a participant who owns more than 10% of our outstanding common stock will have an exercise price of at least 110% of the fair market value of a share on the grant date and a term of no more than 5 years.

  Other Stock-Based Awards

        The committee may grant other types of stock-based awards in which participants may (a) acquire shares of stock or (b) receive an award, whether payable in cash or stock, the value of which is determined in whole or in part, based on the value of our common stock, subject to the terms and conditions of the EIP.

Dividends and Dividend Equivalents

        The committee will determine and set forth in the award agreement whether the participant will be entitled to receive dividends or dividend equivalents with respect to shares of stock covered by the award; provided, however, in no event may dividends or dividend equivalents be paid currently on unvested awards until and to the extent the award is earned and vested, although amounts can be accumulated, and dividend equivalents are not payable in connection with an option or stock appreciation right. The committee may provide that any dividends paid on shares subject to an award will be reinvested in additional shares of stock.

Change of Control

        The EIP contains a "double trigger" in connection with a change in control. Unless otherwise provided by the committee, an acquiror may, without the consent of the participant, either assume our rights and obligations under outstanding awards or substitute the award with a substantially equivalent award for the acquiror's stock, provided, however, if the award is continued, assumed, or substituted and within 24 months after the change of control the participant's service is terminated without cause or the participant resigns for good reason, the following will apply: (a) all options and stock appreciation rights will become immediately exercisable and (b) any restrictions imposed on restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards will lapse and the award will be paid. The committee may, in its sole discretion, provide at the time of the award or otherwise for specific treatment of an outstanding award at any time prior to, coincident with, or after the time of a change of control.

        For purposes of the EIP, a "change of control" occurs upon the occurrence of any one of the following events:

  •
  Any individual, entity, or group (other than Messrs. Jornayvaz or Harvey) becomes the beneficial owner of more than 50% of our voting securities.

  •
  The directors on our Board at the beginning of any 24-month period, or directors nominated by those directors, cease to constitute a majority of the Board.

  •
  There is a merger, consolidation, or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 50% or less by our voting security holders prior to the transaction.

  •
  Our stockholders approve a complete plan of liquidation or dissolution.

Tax Withholding

        The EIP provides that participants may elect to satisfy certain federal, state, and local income tax and employment tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.

Recoupment of Awards

        Awards granted or amounts payable under the EIP will be subject to the terms of any Intrepid compensation recoupment policy then applicable, if any, to the extent the policy applies to the award or amount and any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation.

Repricing

        Except for adjustments to reflect the effects of certain corporate transactions, the EIP requires stockholder approval of any amendment or modification to outstanding options or stock appreciation rights that reduces the exercise or grant price; provides for a cancellation and replacement grant with a lower exercise or grant price; provides for a cancellation for cash or another award if the exercise or grant price is higher than the then-current fair market value; or provides for any other change that would be treated as a repricing under the exchange upon which our shares are traded.

Amendment and Termination

        Generally, our Board may amend, modify, or terminate the EIP at any time; provided, however, that no amendment or modification may become effective without approval of stockholders if stockholder approval is required to satisfy any applicable statutory or regulatory requirements or if we determine that stockholder approval is otherwise necessary or desirable. We will not make any grants under the EIP after May 22, 2029, but awards outstanding at that time will continue in accordance with their terms.

Federal Income Tax Consequences

        The following is intended only as a summary of the current material U.S. federal income tax consequences of awards granted under the EIP. The tax consequences to a participant will depend upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting, or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible excise taxes) or taxes imposed under state, local, or foreign tax laws.

Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards

        If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. However, the participant may elect under Section 83(b) of the Code within 30 days of the grant date to recognize ordinary income or shares of restricted stock as of the grant date equal to the excess of the fair market value of the shares on the grant date, over the amount paid, if any. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. If a participant receives an award that includes a performance or vesting requirement or other restriction that must be satisfied prior to payment or receipt of shares, the participant will generally not recognize income for federal income tax purposes at the time of grant of the award and we are not entitled to a deduction at that time. At the time the performance or vesting requirements or other restrictions are satisfied, the participant will recognize ordinary income in the amount equal to the fair market value of any shares delivered or the amount of any cash paid. If a participant sells or disposes of shares delivered to the participant pursuant to an award, the participant will recognize short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.

Options and Stock Appreciation Rights

        In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received over the aggregate base price for the shares. A participant will not recognize ordinary income upon exercise of an ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant's capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Section 409A

        Section 409A of the Code imposes election, payment, and funding requirements on "non-qualified deferred compensation" plans. If a non-qualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Some awards that may be issued under the EIP may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.

New Plan Benefits

        The amount of future awards payable under the EIP is not determinable. No awards have been granted that are conditioned upon stockholder approval of the EIP. You can find more information regarding our equity-based awards granted to our executives during 2018 below under the heading "Executive Compensation—Grants of Plan-Based Awards in 2018."

Stock Options Granted Under the EIP

        The following table sets forth, as of December 31, 2018, the aggregate number of stock options that we have granted under the EIP since its adoption in 2008 to the individuals and groups indicated below. You can find information about currently outstanding stock options held by our executives and directors below under the headings "Executive Compensation—Outstanding Equity Awards at the End of 2018" and "Director Compensation—Director Compensation Table."

Name or Group	Number of Securities Underlying Stock Options Granted
Robert P. Jornayvaz III	2,732,056
Hugh E. Harvey, Jr.	60,173
Margaret E. McCandless	172,263
Mark A. McDonald	15,663
Joseph G. Montoya	36,990
Erica K. Wyatt	33,517
James N. Whyte	291,500
Executive officers, as a group	3,342,162
Directors who are not executive officers, as a group	60,173
All employees, as a group (includes executive officers and employee directors)	4,251,508

        Hugh E. Harvey, who is a director and a nonexecutive employee, has received stock options covering 60,173 shares. We have not granted any stock options under the EIP to any of our nonemployee directors. We also have not issued any stock options under the EIP to associates of any of our executive officers, directors, or director nominees or to any other person who has received or is expected to receive 5% of options available under the EIP.

Recommendation of the Board

        Our Board recommends a vote "for" Proposal 4. Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2018, regarding our equity compensation plan:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,351,684	$3.91	2,994,304
Equity compensation plans not approved by security holders	—	—	—

Total	3,351,684	$3.91	2,994,304

Corporate Governance

Director Independence

        Our Board is comprised of a majority of independent directors. Our Board has determined that each of Terry Considine, Chris A. Elliott, J. Landis Martin, and Barth E. Whitham is an independent director under the rules of the SEC and NYSE and does not have any material relationship with us other than his position as a director and stockholder. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE's director independence rules. Our Board also considered the relationships described below among directors and in each case concluded that the relationship did not compromise the director's independence:

  •
  Messrs. Martin and Considine—Each of Messrs. Jornayvaz, Harvey, and Considine has an investment in an investment fund controlled by Mr. Martin. Our Board considered among other things that each of these investments constitutes less than 1% of the total amount of the fund.

  •
  Messrs. Considine and Whitham—Each of Messrs. Jornayvaz, Considine, and Whitham has made investments in real estate investment companies managed and controlled by Mr. Considine's son. Our Board considered among other things the size and characteristics of each of these investments.

        As employees of Intrepid, Messrs. Jornayvaz and Harvey are not considered independent directors under SEC and NYSE rules.

Board Leadership Structure

        Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, Mr. Jornayvaz serves as both our Executive Chairman of the Board and our Chief Executive Officer, and Mr. Martin, a nonemployee independent director, serves as our independent lead director. Our Board believes that Mr. Jornayvaz is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside our company and from different industries, while Mr. Jornayvaz brings company- and industry-specific experience and expertise. In addition, Mr. Jornayvaz is our largest stockholder, with beneficial ownership of 15.2% of our outstanding common stock as of March 15, 2019. Consequently, Mr. Jornayvaz's interests are generally aligned with the interests of our other stockholders.

        Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer, coupled with an independent lead director, promotes strategy development and execution and facilitates information flow between management and our Board, each of which is essential to effective corporate governance. One of the key responsibilities of our Board is to develop strategic direction and to hold management accountable for the execution of strategy once it is developed. Our Board believes the combined role of Chairman of the Board and Chief Executive Officer, supported by an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. Furthermore, our Board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. Our Board also believes that our current leadership structure and the composition of our Board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board and management.

Independent Lead Director

        Our Board has selected Mr. Martin to serve as independent lead director. Our independent lead director has the following responsibilities:

  •
  Serves as the principal liaison between non-management directors and the Executive Chairman and between the Board and our stockholders

  •
  Presides over regularly scheduled executive sessions of non-management directors and meetings of independent directors

  •
  Presides at all Board meetings at which the Executive Chairman is not present

  •
  Together with the Executive Chairman, approves meeting agendas for the Board and reviews any materials, as so desired by the independent lead director, that will be distributed to the Board; the independent lead director also may request that additional materials be distributed to the Board

  •
  Approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items

  •
  At his discretion, calls meetings of the non-management or independent directors

  •
  If requested by major stockholders, ensures that he is available for consultation and direct communication

  •
  Performs any other duties as may from time to time be delegated to the independent lead director by the Board

Risk Management

        We are exposed to a number of risks, and we regularly undertake a risk management review to identify and evaluate risks throughout our company and to develop plans to manage these risks effectively. We also have established a compliance program, including our Code of Business Conduct and Ethics and ancillary statements and policies, and have appointed a Chief Compliance Officer to manage the compliance program. In this capacity, our Chief Compliance Officer reports directly to the Audit Committee.

        Our Board has an active role, as a whole and at its committee level, in overseeing management of our risks. Our Board oversees management of risks associated with operations, environmental, health, and safety. The Audit Committee oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance Committee manages risks associated with director independence and potential conflicts of interest. While each standing Board committee is responsible for overseeing the management of risks relating to its area of oversight, the entire Board is regularly informed about these risks through committee meeting attendance or committee reports.

        We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Communication with Directors

        Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-management directors as a group, our independent lead director, or any other individual director, may do so by submitting a written communication to our independent lead director at the following address:

Lead Director
c/o Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, CO 80202

        Communications can be made anonymously and confidentially using this method. A copy of communications will be forwarded to our General Counsel and retained for a reasonable period of time. Our independent lead director may discuss these communications with our legal counsel, independent advisors, non-management directors, or management and may take other action or no action as he determines in good faith, using reasonable judgment and discretion.

        The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters. We have established a website and phone number for employees and others to use to report, on a confidential and anonymous basis if desired, any concerns regarding questionable accounting, internal accounting controls, or auditing matters.

Stock Ownership Guidelines

        We believe that stock ownership by our directors and executives better aligns their interests with the interests of our other stockholders. Our Board has established stock ownership guidelines that encourage these individuals to own meaningful amounts of our common stock. Each covered individual is expected to own Intrepid common stock with a value at least equal to a specified multiple of his or her then-current annual salary or annual cash retainer, subject to a phase-in period. Ownership value is measured based on the greater of market or acquisition value. After the phase-in period, the individual may not enter into any transaction (including a sale of shares received through equity incentive awards) that would result in non-compliance, excluding the withholding of shares to cover taxes due upon the vesting of an award. In addition, during any period of noncompliance, the individual is expected to retain ownership of at least 50% of the total number of shares received from the exercise of stock options, excluding any shares withheld to cover taxes and any shares sold or netted to pay the exercise price, until the ownership level has been achieved. The Compensation Committee may waive these guidelines if compliance would place a severe hardship on an individual. All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period.

        The table below summarizes our stock ownership guidelines:

Individual	Multiple of Annual Salary or Cash Retainer	Phase-In Period	Covered Individuals Are in Compliance with Guideline or within Applicable Phase-In Period
Chief Executive Officer	6	5 years after first becoming CEO	✓
Other Section 16 officers and Executive Vice Chairman of the Board	2	5 years after first becoming subject to the guidelines	✓
Nonemployee directors	5	5 years after first becoming a director	✓

        Mr. Jornayvaz, our Executive Chairman of the Board, President, and Chief Executive Officer, is our largest stockholder, with beneficial ownership of 15.2% of our outstanding common stock as of March 15, 2019. Mr. Jornayvaz's ownership is well over the amount required under our stock ownership guidelines and includes over 6.5 million shares that Mr. Jornayvaz purchased throughout 2017 and 2018 in open market purchases and a registered public equity offering.

Insider Trading Policy and Hedging and Pledging Transactions

        Our directors and executives are subject to various trading restrictions under our insider trading policy. These individuals may enter into transactions involving our securities only during quarterly trading periods and must receive our permission before entering into these transactions. Derivative transactions may allow a person to own our securities without the full risks and rewards of ownership and, as a result, the person may no longer have the same objectives as other holders of our securities. Accordingly, we approve transactions in derivative securities only when they do not involve this risk. Directors and executives are prohibited from engaging in short sales relating to our securities. They are also prohibited from pledging our securities as collateral for a loan, including holding our securities in a margin account, except under special circumstances as approved by our Chief Accounting Officer or General Counsel.

        None of our directors or executives is involved in any hedging or pledging transactions relating to our securities or owns any derivative securities relating to our stock other than equity incentive awards granted by us.

Committees and Meetings

        Our Board met five times in 2018. Each director attended in person or by phone at least 75% of the meetings of the Board and of each committee on which he served during 2018. While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend meetings of stockholders. All but one of our directors attended our 2018 annual meeting. Our independent and non-management directors meet regularly in executive session without management present. Mr. Martin, our lead independent director, presides over executive sessions.

        Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and a Strategy Committee. Each of these committees is comprised solely of independent directors. The charters for these committees are available on our website at intrepidpotash.com. Each of these committees meets regularly in executive session without management present.

        The following table sets forth the chairperson and members of each committee and the number of meetings held in 2018.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Terry Considine	X	X	Chair	X
Chris A. Elliott	X	X	X	Chair
J. Landis Martin	Chair	X	X	X
Barth E. Whitham	X	Chair	X	X
Number of Meetings in 2018	9	5	4	4

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities to us and our stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management's processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices, and financial statements; the assessment of the independent registered public accounting firm's qualifications and independence; and compliance with laws and regulations and the requirements of the NYSE. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent registered public accounting firm and reviews its independence, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. The Audit Committee also has oversight responsibility for our internal audit function. Our Director of Internal Audit reports directly to the Audit Committee.

        Our Audit Committee members are prohibited from serving on more than two other audit committees of public companies.

        Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE's director independence standards and applicable SEC standards. In addition, the Board has determined that each of Messrs. Martin, Considine, and Whitham qualifies as an "audit committee financial expert" as defined by SEC rules.

Compensation Committee

        The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our executives; administers our equity incentive plans; and has overall responsibility for evaluating and approving (or recommending for approval to the Board) all compensation plans, policies, and programs that affect our executives. You can find more information about the Compensation Committee's role in setting executive compensation below under the heading "Compensation Discussion and Analysis." The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate; provided that any subcommittee must meet all applicable independence requirements. In addition, the Compensation Committee may not delegate to persons other than independent directors.

        Our Board has determined that each member of the Compensation Committee is independent under the NYSE's director independence standards.

Nominating and Corporate Governance Committee

        The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next annual meeting. The Governance Committee also oversees the evaluation of our Board and management succession plans, reviews from time to time our policies and practices on corporate governance including our Corporate Governance Guidelines, and recommends to our Board any changes it deems necessary. Additionally, the Governance Committee is responsible for the periodic review and recommendation to the Board of our director compensation structure.

        Our Board has determined that each member of the Governance Committee is independent under the NYSE's director independence standards.

Strategy Committee

        The Strategy Committee assists the Board in fulfilling its oversight responsibilities relating to our long-term strategy and strategic initiatives. Our Board has determined that each member of the Strategy Committee is independent under the NYSE's director independence standards.

Director Designation and Voting Agreement

        Intrepid, IPC, and HOPCO are parties to a Director Designation and Voting Agreement that was entered into in 2008. Mr. Jornayvaz is the sole owner of IPC, and Mr. Harvey is the sole owner of HOPCO. IPC and Mr. Jornayvaz beneficially own 15.2%, and HOPCO and Mr. Harvey beneficially own 9.1%, of our outstanding common stock as of March 15, 2019. Under this agreement, each of IPC and HOPCO has agreed to designate one candidate for nomination and election to our Board and to vote their shares in favor of the other's candidate. We have agreed to use our best efforts to ensure that the designees are included in the slate of nominees to the Board and recommended for election. We have also agreed to not take any action to change the size of the Board to exceed seven members, without the prior consent of IPC and HOPCO, subject to any limitations imposed by the rules of the NYSE. The directors currently serving on our Board under this agreement are Mr. Jornayvaz (nominated by IPC) and Mr. Harvey (nominated by HOPCO). Each of Messrs. Jornayvaz and Harvey is serving as a Class III director for a term that expires at our 2020 annual meeting.

        Each of IPC and HOPCO has also agreed, except in the case of a transfer to each other or their affiliates or a public tender offer, to not knowingly sell shares of its common stock to any person if the result of that sale would be that the purchaser of the shares would own, directly or indirectly, 5% or more of our outstanding common stock. The rights and obligations under this agreement are not transferable upon sale or other transfer of common stock by IPC or HOPCO except to any affiliate of IPC or HOPCO. The agreement will terminate with respect to either stockholder party and its affiliates when their collective beneficial ownership falls below 5% of our outstanding common stock.

        Other than the Director Designation and Voting Agreement, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Governance-Related Materials

        You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, Governance Committee, and Compensation Committee, in the investor relations section of our website at intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:

Corporate Secretary
Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, CO 80202

 Compensation Committee Interlocks and Insider Participation

        During 2018, Messrs. Whitham, Considine, Elliott, and Martin served on our Compensation Committee. None of our executive officers currently serves, or served during 2018, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of Intrepid or had any relationship requiring disclosure by us as a related-person transaction under the heading "Certain Relationships and Related-Person Transactions" below.

Compensation Discussion and Analysis

        This CD&A describes our executive compensation program as it relates to the following individuals:

  •
  Robert P. Jornayvaz III—Executive Chairman of the Board, President, and Chief Executive Officer

  •
  Margaret E. McCandless—Vice President, General Counsel, and Secretary

  •
  Mark A. McDonald—Vice President of Sales and Marketing

  •
  Joseph G. Montoya—Vice President and Chief Accounting Officer

  •
  Erica K. Wyatt—Chief Human Resources Officer

  •
  James N. Whyte—Former Executive Vice President (retired effective December 3, 2018)

        When we refer to our "executives" or "named executive officers" throughout this proxy statement, we mean the six individuals named above. Mr. Jornayvaz serves as our principal executive officer for SEC purposes. Mr. Montoya serves as our principal financial officer and principal accounting officer for SEC purposes. You can find biographical information for our executives on our website and in Item 1 "Business" of our Annual Report on Form 10-K for the year ended December 31, 2018.

Executive Summary

Objectives of Executive Compensation Program

        The primary objectives of our executive compensation program are three-fold:

  •
  Provide compensation opportunities that attract, retain, motivate, and reward talented executives

  •
  Emphasize pay for performance by linking a meaningful portion of compensation to performance

  •
  Encourage stock ownership to align executives' interests with the interests of our other stockholders

        Further, our CEO compensation program is designed specifically to recognize Mr. Jornayvaz's role as co-founder of Intrepid, strategic visionary, and significant stockholder. For 2018, Mr. Jornayvaz received over 98% of his total compensation in time-vesting and performance-vesting stock options. This program design generally rewards only meaningful stock-price appreciation and acknowledges that Mr. Jornayvaz received only $50,000 guaranteed through salary and had no bonus program opportunity in 2018.

2018 Performance

        Our 2018 financial performance improved significantly over 2017. We earned $11.8 million of net income in 2018, an improvement of $34.4 million compared to 2017. Cash generated from operations increased to $64.2 million in 2018 from $16.7 million in 2017. Our 2018 results benefited from strong potash sales, higher pricing for potash and Trio®, and expanded water sales. Our solid 2018 results come after several difficult years for Intrepid as we worked through a challenging business cycle. Our stock price hit a low of $0.67 per share on March 1, 2016, compared with a 2018 high of $5.05 per share on May 16, 2018. Our stock price ended 2018 at $2.60 per share, and we have seen steady improvement in 2019, with a stock price on March 15, 2019, of $3.97 per share.

        You can find more information about our 2018 financial and operating performance in our Annual Report on Form 10-K for the year ended December 31, 2018.

2018 Executive Compensation Summary

CEO Compensation Summary

        Mr. Jornayvaz is our co-founder and largest stockholder, with beneficial ownership of 15.2% of our outstanding common stock as of March 15, 2019. He understands our business operations more deeply than any other executive, and we believe that his continued service is critical to our success. During 2017 and 2018, Mr. Jornayvaz invested over $7.5 million into Intrepid through his purchase of 6.5 million shares of our common stock in open market purchases and a registered public equity offering.

        Our CEO compensation program for 2018 was designed to be unusually performance-based and aligned with future growth. It also took into account that Intrepid's size was above the median of its peer group based on market data collected in mid-2016 and reviewed in early 2018. The program, which was approved by the Compensation Committee in the first quarter of 2018, was also intended to recognize that 2017 was a high-performance turnaround year for Intrepid as our stock price increased 129% from $2.08 per share to $4.76 per share in 2017.

        Key features of, and rationales relating to, Mr. Jornayvaz's 2018 compensation include the following:

  •
  Less than 2% of Mr. Jornayvaz's total compensation for 2018 was guaranteed as salary. Mr. Jornayvaz's $50,000 salary in 2018 was the lowest cash compensation for a CEO in our peer group based on market data collected in mid-2016 and reviewed in early 2018. In addition, 2018 was the third year in a row that Mr. Jornayvaz was not provided a salary increase. In fact, Mr. Jornayvaz's salary was reduced in January 2016 from $100,000 to $50,000 as part of companywide cost-savings initiatives at the time, and his previous salary of $100,000 was not restored when salary restorations were implemented for other executives in 2017.

  •
  Mr. Jornayvaz had the greatest percentage of his total direct compensation subject to performance risk in our peer group. Over 98% of Mr. Jornayvaz's total compensation for 2018 was granted in the form of stock options, consisting of time-vesting stock options (41% of total compensation) and performance-vesting stock options (57% of total compensation). By their nature, stock options have value to the holder only if our stock price appreciates, which benefits all stockholders. Both the time-vesting stock options and performance-vesting stock options require stock-price appreciation and continued employment for Mr. Jornayvaz to recognize any value from the grants. In addition, the performance-vesting stock options separately require a 50% increase in our stock price within five years after grant (from the grant price of $3.90 per share to $5.85 per share).

  •
  When the Compensation Committee approved Mr. Jornayvaz's 2018 compensation in early 2018, our market capitalization was at approximately the 85th percentile of our peer group based on the market data collected in mid-2016 and reviewed in early 2018. Comparatively, Mr. Jornayvaz's 2018 total direct compensation was set at a value at approximately the 75th percentile of our peer group because almost all of it was granted in the form of time- and performance-vesting stock options.

  •
  The increase in Mr. Jornayvaz's total compensation from 2017 to 2018 as reported in the Summary Compensation Table (a 69% increase) was lower than our total shareholder return from the beginning of 2017 through the March 12, 2018, grant date for Mr. Jornayvaz's 2018 option awards (an 86% increase).

  •
  Mr. Jornayvaz's 2018 stock option awards are required to be reported in the Summary Compensation Table at the estimated grant date fair value of the awards based on the Black-Scholes option value model and the Monte-Carlo simulation valuation model ($3,631,506). This reported grant date fair value is theoretical and may never be realized, unlike cash compensation.

  •
  The value that Mr. Jornayvaz has realized as of March 15, 2019, relating to his 2018 stock option awards is considerably less than the $3,631,506 reported in the Summary Compensation Table. Our stock price has not met the price threshold under the performance-vesting stock options, which requires a 50% increase in our stock price from the grant price of $3.90 per share to $5.85 per share. In addition, the time-vesting stock options are only slightly in the money based on our share price of $3.97 as of March 15, 2019. We believe this is consistent with our pay-for-performance approach.

  •
  Our stock price must increase by 60% above the March 12, 2018, stock option grant price of $3.90 per share to a price of $6.23 per share before the realizable value of Mr. Jornayvaz's 2018 stock option awards would equal the $3,631,506 reported in the Summary Compensation Table.

  •
  Mr. Jornayvaz's 2018 equity awards would be near the 25th percentile of our peer group if the performance-vesting stock options did not meet the required price threshold within the five years after grant and therefore are forfeited.

  •
  No cash bonuses have been paid to Mr. Jornayvaz under our annual bonus program since before 2014.

Compensation Summary for Other Executives

  •
  Reinstatement of Annual Cash Bonus Program, but No Bonuses Paid for 2018—After three years of foregoing a cash bonus program as part of an effort to conserve cash during a challenging business cycle, we reinstated a cash bonus program for 2018. All executives other than Mr. Jornayvaz were eligible to participate in the cash bonus program. The program was designed to pay bonuses based on performance in 2018 compared to pre-established financial, operational, and individual performance goals. The bonus program had two performance targets that needed to be met for any bonuses to be paid. The first related to Intrepid's 2018 financial performance, which Intrepid met. The second related to Intrepid's 2018 safety performance and was not met. Because we did not meet this safety performance target, no bonuses were paid under the 2018 bonus program.

  •
  Equity Awards to Motivate and Retain Executives—In March 2018, we granted restricted stock to executives other than Mr. Jornayvaz. These awards were split equally between performance-vesting restricted stock and time-vesting restricted stock. The performance-vesting restricted stock would have vested one year after grant had we met two pre-established financial and safety performance targets for 2018. Because we did not meet the safety performance target, the performance-vesting restricted stock was forfeited. The time-vesting restricted stock vests over two years subject to continuous service.

  •
  Modest Salary Adjustments—During 2018, management approved a 3% cost-of-living increase to the annual base salaries for most of our non-executive, salaried employees. The Compensation Committee approved a similar increase to the annual base salaries for executives other than Mr. Jornayvaz. Mr. McDonald's adjustment was 9% reflecting his individual performance during his first year at the executive level.

Pay for Performance

        We emphasize pay for performance in several ways:

At-Risk Compensation	Our executives are responsible for our overall performance. We believe that, over the long term, a meaningful part of executive compensation should be variable, or "at risk," based on our performance. The portion of total compensation that is at risk for an executive generally increases with his or her role. As a result, executives with greater responsibility for achieving our performance goals bear a greater proportion of the risk if those goals are not achieved and receive a greater proportion of the reward if those goals are met. At-risk compensation consists of annual cash bonuses and equity awards.
Performance-Based Bonuses
We have developed a program designed to pay annual cash bonuses based on the achievement of pre-established annual financial, operational, and individual goals that we believe impact the longer-term value of Intrepid. For 2018, bonus opportunities ranged from 0% to 165% of target based on performance and were entirely at risk if the pre-established goals were not met (and in fact were not paid in 2018 because one of the pre-established goals was not met, which is consistent with our pay-for-performance approach).
Longer-Term Equity Awards
By their nature, the value of equity awards is directly linked to the longer-term performance of our stock. For 2018, nearly all of Mr. Jornayvaz's compensation, and a meaningful portion of the total compensation for our other executives, was granted in the form of equity awards. 60% of Mr. Jornayvaz's 2018 equity awards and 50% of other executives' 2018 equity awards contained a performance-based vesting trigger as described in detail below. The remaining 40% of Mr. Jornayvaz's 2018 equity awards was granted in the form of time-vesting stock options that by their nature require stock-price appreciation to have any value to Mr. Jornayvaz.
Individual Performance
In setting overall compensation for executives, the Compensation Committee periodically considers market data and overlays an evaluation of the individual executive's contributions to our business. In evaluating individual performance, the Compensation Committee may consider, among other items, how an executive's efforts and accomplishments contribute to the advancement of our long-term goals.

Impact of 2018 Say-on-Pay Advisory Vote

        At our 2018 annual meeting, stockholders expressed support for the compensation of our executives, with 99% of the votes cast for advisory approval of our executive compensation. While the Compensation Committee has considered the results of the 2018 advisory vote, it did not make any changes to our executive compensation program or policies as a result of the vote in light of the strong stockholder support.

Elements of Executive Compensation

Salary

  •
  Base salary provides a fixed amount of pay for an executive's primary duties and responsibilities.

  •
  Salaries are reviewed periodically based on market competitiveness, individual performance, and the health of our business.

Annual Cash Bonus

  •
  Our annual bonus plan is designed to incentivize the achievement of near-term financial, operational, and individual goals.

  •
  Target bonus amounts are reviewed annually based on market competitiveness and individual performance, and potential payouts vary based on company, site, and individual performance.

Longer-Term Equity Awards

  •
  Equity awards encourage retention and better align management interests with the interests of our other stockholders.

  •
  For 2018, we granted to Mr. Jornayvaz a combination of performance-vesting and time-vesting stock options. Grants to other executives consisted of performance-vesting and time-vesting restricted stock.

Employee Benefits

  •
  We provide health and wellness benefits that are generally consistent with the benefits provided to our other employees and with benefits provided by other companies of our size.

  •
  These benefits include basic health, life, and disability insurance and 401(k) benefits. Executives are also entitled to the payment or reimbursement of supplemental long-term disability insurance premiums.

Perquisites

  •
  We provide limited perquisites that are designed to keep our executives in good health and that are generally consistent with the benefits provided by other companies of our size.

  •
  Executives are eligible for allowances for a gym membership and paid parking or mass transit, which are benefits that are generally consistent with the benefits provided to other Denver-based employees. For 2018, executives were also eligible for an executive physical reimbursement, including a tax reimbursement under certain circumstances.

Change-in-Control Benefits

  •
  Change-in-control benefits are designed to preserve executive productivity and encourage retention in an actual or potential change in control.

  •
  These benefits are tailored to our company and are generally competitive with benefits offered by similarly situated companies.

Role of the Compensation Committee, Compensation Consultants, and Management

        The Compensation Committee retains Frederic W. Cook & Co., Inc. ("F.W. Cook") as its independent compensation consultant. F.W. Cook periodically collects and analyzes market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. F.W. Cook may also advise the Compensation Committee on other executive and director compensation matters and general compensation trends.

        Outside of its role as independent compensation consultant, F.W. Cook does not provide any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of F.W. Cook and concluded that its engagement does not raise any conflicts of interest.

        While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program's objectives with the realities of rewarding and retaining our executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks Mr. Jornayvaz to make recommendations about the compensation to be paid to executives who report to him. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Jornayvaz with respect to these matters because his knowledge of our operations, our industry, and the day-to-day responsibilities of our executives gives him a unique perspective on the performance of our executives in light of our business at a given point in time. The Board (without the participation of Mr. Jornayvaz) or the Compensation Committee makes all compensation decisions with regard to Mr. Jornayvaz. While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, members of management meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The members of the Compensation Committee meet regularly in executive sessions outside the presence of management.

Role of Peer Groups

        In setting executive compensation, the Compensation Committee may review market data collected by F.W. Cook from time to time. Market data collected in mid-2016 and reviewed in February 2018 were taken into account in setting 2018 executive compensation for Mr. Jornayvaz.

        In mid-2016, F.W. Cook collected market data consisting of information about the compensation paid to executives at our peer companies, as reported in these companies' proxy statements.

        With respect to the market data collected in mid-2016, our peer group was made up of publicly traded, natural resource companies based in the U.S. that generally had revenues and market capitalizations ranging from about 0.25 times to 4.0 times our revenue and market capitalization at the time the data were collected. During the first quarter of 2018 when our executive equity grant decisions were made, our market capitalization was at the 85th percentile of our peer group. Our peer group consisted of the following companies:

Approach Resources Inc.	EXCO Resources, Inc.
Bill Barrett Corporation	Jones Energy, Inc.
Chase Corporation	Niska Gas Storage Partners LLC
Clayton Williams Energy, Inc.	Petroquest Energy, Inc.
Coeur d'Alene Mines Corporation	Resolute Energy Corporation
Comstock Resources, Inc.	Thompson Creek Metals Company Inc.
Contango Oil & Gas Co.	Warren Resources, Inc.

        This is the same peer group that we used in 2017. Our peer group was reevaluated, and new market data was collected in mid-2018. However, this occurred after the 2018 executive compensation decisions were completed and instead provided context for 2019 executive compensation decisions.

2018 Compensation Decisions

Salary

        During 2018, the Compensation Committee approved the following changes to executive salaries:

Name	Base Salary at the End of 2017*	Base Salary at the End of 2018**	Reason for Increase
Robert P. Jornayvaz III	$50,000	$50,000	—
Margaret E. McCandless	$235,520	$242,586	3% cost-of-living increase
Mark A. McDonald	$195,000	$213,000	3% cost-of-living increase and 6% individual performance
Joseph G. Montoya	$250,000	$257,500	3% cost-of-living increase
Erica K. Wyatt	$215,000	$215,000	—
James N. Whyte	$275,000	$283,250	3% cost-of-living increase

*
For Ms. Wyatt, this column shows salary approved in connection with her promotion to an executive-officer position in December 2018.

**
For Mr. Whyte, this column shows salary at the time of his retirement in December 2018.

        In 2018, management approved a 3% cost-of-living increase to the annual base salaries for most of our non-executive, salaried employees. The Compensation Committee approved a similar increase to the annual base salaries for executives other than Mr. Jornayvaz. Mr. McDonald's adjustment was 9% reflecting his individual performance during his first year as an executive officer.

        In December 2018, we promoted Ms. Wyatt to Chief Human Resources Officer. Ms. Wyatt previously served as our Vice President of Human Resources. As part of this promotion, Ms. Wyatt's salary was set at $215,000 based on Ms. Wyatt's individual experience and role and taking into account the recommendation of Mr. Jornayvaz.

Cash Bonuses

2018 Cash Bonus Program

        We maintain a Short-Term Incentive Plan that allows for the payment of annual bonuses to executives based on the attainment of pre-established annual performance goals. The Compensation Committee administers the plan. At the beginning of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate, establishes their target bonus amounts, and sets the performance goals for the year. Shortly after the end of each year, the Compensation Committee certifies the bonus payments to be made for the year, if any, based on actual performance as compared to the pre-established goals. Bonuses can be paid in cash or stock. The Compensation Committee may reduce or eliminate any potential earned award, or terminate the plan, in accordance with the plan. Our annual bonus program was suspended from 2015 through 2017 in an effort to conserve cash during a challenging business cycle.

  Calculation of Potential 2018 Bonuses

        Bonuses were not earned in 2018 under our cash bonus program because we did not achieve the pre-established safety goal, which was a requirement for any payout under the program. This was despite exceeding our companywide financial goal for 2018 by almost 18%.

        Target Bonuses

The Compensation Committee established target bonuses for participating executives at the beginning of the year

Name	Target Bonus as a % of Salary	Target Bonus as a Dollar Amount

Robert P. Jornayvaz III	0%	$0
Margaret E. McCandless	35%	$84,905
Mark A. McDonald	30%	$63,900
Joseph G. Montoya	30%	$77,250
Erica K. Wyatt	30%	$64,500
James N. Whyte	40%	$113,300

        Company Performance

        Target bonus is multiplied by company performance percentages based on two pre-established companywide goals, both of which must be met for any payout to occur

Financial Goal	Safety Goal
Metric: Adjusted EBITDA** minus capital expenditures	Metric: Safety incident rate for employees and onsite contractors

Reason for metric: After several years of managing through a challenging business cycle, management was of the view that a bonus payout would be appropriate only if Intrepid was able to generate a target amount of adjusted EBITDA after taking account of capital requirements set at 100% of budget	Reason for metric: Safety is a core value and operating requirement for Intrepid
Target amount: $31.5 million	Target rate: 1.9
Actual amount: $37.1 million (18% above target)	Actual rate: 2.7
Payout calculation: Actual performance at 90 - 150% of target results in a bonus payout at an equivalent percentage of target bonus	Payout calculation: Actual performance at or below target results in a bonus payout at 100%

        Site Performance

        Target bonus (after applying company performance) is multiplied by site performance percentage

        Denver Site Goals

        Metrics: complete four site goals designed to encourage communication and curiosity, such as providing education about different departments to our employees, increasing personal knowledge about our business, markets, and competitors, and understanding different roles within Intrepid

        Payout calculation: Each site goal met results in a site performance percentage of 25% (100% total)

        Individual Performance

        Target bonus (after applying company and site performance) is multiplied by individual performance percentage

        Individual Goals

        Metrics: complete four individual goals tied to executive's role and responsibilities

        Payout calculation: Each individual goal met results in an individual performance percentage of 25% (100% total); CEO could recommend up to an additional 10% for exceeding performance goals

**
Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is calculated as net income or loss adjusted for certain items that impact the comparability of results from period to period. In some cases, we may adjust EBITDA for non-cash, unusual, or non-recurring items. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP. In management's view, adjusted EBITDA reflects our operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. For purposes of our bonus program, we calculated adjusted EBITDA in accordance with the calculations set forth in the agreement governing our outstanding senior notes. You can find more information about this financial measure, including a reconciliation to the most directly comparable GAAP measure, on our website.

  Actual 2018 Bonus Performance

        We did not meet one of our companywide performance goals in 2018, therefore no bonuses were earned under our annual cash bonus program for the year. Although our adjusted EBITDA minus capital expenditures was $37.1 million, or 18% above target, our safety incident rate of 2.7 exceeded the allowable maximum rate of 1.9. We did not consider performance under the site and individual performance goals because the companywide performance goals were not met.

  CEO Participation

        As described below under the heading "Equity Awards," almost all of Mr. Jornayvaz's compensation for 2018 was granted in the form of equity. As a result, Mr. Jornayvaz did not participate in our annual bonus program.

Yearend Companywide Bonuses

        In December 2018, we paid a cash bonus of $500 and a related tax reimbursement to each employee of Intrepid as a yearend holiday bonus. Each of our executives on the payment date also received this broad-based bonus and related tax reimbursement.

Equity Awards

        In March 2018, we granted equity awards to our executives under our EIP. The equity awards granted to Mr. Jornayvaz took the form of stock options that vest in three equal annual installments beginning on March 12, 2019, subject to continued employment; provided, however, that 60% of the options also contain a performance-based vesting trigger that requires the volume-weighted average closing price of our stock for 20 trading days during the five-year period from the grant date to March 11, 2023, to equal or exceed $5.85 per share (a 50% increase from the grant price of $3.90 per share). Our stock price has not yet met this threshold, so Mr. Jornayvaz's 2018 performance-vesting stock options are not yet eligible to vest. The awards also vest in the event of death, disability, or a qualifying change in control.

        The value and vesting terms of the awards granted to Mr. Jornayvaz were set based on negotiations between Mr. Jornayvaz and Mr. Whitham, as chair of the Compensation Committee, and took into account input from F.W. Cook. The total value of Mr. Jornayvaz's 2018 compensation was generally consistent with the 75th percentile of our peer group based on market data compiled in mid-2016 and reviewed in February 2018. In granting equity awards that resulted in compensation at the 75th percentile, the Compensation Committee took account of the following:

  •
  At the time of grant, our market capitalization was above the 75th percentile of our peer group

  •
  Mr. Jornayvaz was only guaranteed his $50,000 salary for 2018, was not eligible for a cash bonus for 2018, and over 98% of his compensation was granted in the form of at-risk stock options, a majority of which will not vest unless our stock price increases 50% from the closing market price on the grant date (increases from $3.90 per share to $5.85 per share)

  •
  If our stock price does not meet or exceed $5.85 per share during the five-year period after grant, then Mr. Jornayvaz's grant value (based solely on the time-vesting stock options) would be below the 25th percentile of our peer group

        The equity awards to our other executives were granted in the form of restricted stock. For each executive, half of the award vests in two equal annual installments beginning on March 12, 2019, subject to continued employment. The other half would have vested on March 12, 2019, subject to continued employment, if (a) our adjusted EBITDA less capital expenditures for 2018 equaled or exceeded $28.4 million (which represented 90% of our budgeted amount of $31.5 million) and our safety incident rate for 2018 was at or below 1.9. Although we met the first condition, our safety incident rate for 2018 exceeded 1.9 and therefore one-half of each executive's restricted stock award for 2018 was forfeited and did not vest. The awards also vest in the event of death, disability, or a change in control for Mr. Jornayvaz or a change in control followed by a qualifying termination of employment for our other current executives. Mr. Whyte forfeited his 2018 equity awards upon his retirement in December 2018. While outstanding, the awards for Mr. Whyte would have vested in the event of death, disability, or a change in control.

        The value of the awards granted to these executives was set using a target percentage of salary based on pay grade and in some cases based on an adjustment recommended by Mr. Jornayvaz. The target award was 40% of annual base salary for Ms. McCandless and Mr. Whyte and 30% for Messrs. McDonald and Montoya and Ms. Wyatt.

Employee Benefits

        Our employees, including executives, are eligible for various employee benefits, including medical and dental insurance, group life insurance, accidental death and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. We generally match 100% of an employee's 401(k) deferrals up to a specified percentage of compensation or as limited by law. In addition, executives are entitled to the payment or reimbursement of supplemental long-term disability insurance premiums.

        These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.

Perquisites

        Our executives are eligible for a gym membership allowance and paid parking or mass transit. These benefits are generally consistent with the benefits we provide to our Denver-based employees. For 2018, executives were also eligible for a reimbursement for regular physical examinations, including a tax reimbursement under certain circumstances. We believe that these benefits are appropriate and help us retain and reward our executive talent. We also believe that it is in our best interests for our executives and other employees to be in good health.

Change-in-Control Benefits

        Our executives are entitled to change-in-control severance benefits under our broad-based severance policy and in some cases individual change-in-control severance agreements. These benefits are intended to meet the following objectives:

  •
  To reduce the distraction of the executives that would result from the personal uncertainties caused by a change in control

  •
  To encourage the executives' full attention and dedication to us during a change in control

  •
  To provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies

  •
  To retain key talent

        We tailored these arrangements to provide a mix of benefits that we believe support the objectives described above. All cash severance is "double-trigger," meaning that cash severance will be paid to an executive only if he or she has a qualifying termination of employment within 24 months after the change in control for Mr. Jornayvaz or within six months after the change in control for our other current executives. In general, the cash severance amount equals two times the executive's salary plus bonus at the time of termination for Mr. Jornayvaz or one times salary plus bonus for our other current executives. In addition, these arrangements provide that unvested equity awards will vest immediately upon a change in control for Mr. Jornayvaz or upon a qualifying employment termination within six months after a change in control for our other current executives. We did not make any changes to the change-in-control benefits for our executives in 2018. You can find more information about potential change-in-control benefit amounts below under the heading "Termination and Change-in-Control Payments."

Noncompetition Agreements

        We have entered into noncompetition agreements with our executives. Mr. Jornayvaz has a noncompetition provision in his employment agreement, as described below under the heading "Employment Agreement with Robert P. Jornayvaz III." Our other executives have entered into agreements that provide generally that, if the executive voluntarily leaves Intrepid or is terminated for cause, he or she will not solicit our employees or work for a customer or competitor of Intrepid for a period of six months after termination.

Accounting Impact and Tax Deductibility of Compensation

        We periodically consider the projected accounting and tax impacts of material elements of our executive compensation program. These factors alone rarely drive compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program and whether the program is consistent with our compensation objectives.

        Section 162(m) of the Code generally provides that a publicly held corporation may not deduct in any one taxable year compensation of more than $1 million to its chief executive officer, chief financial officer, and three other most highly compensated executive officers employed at the end of the year, unless certain specific and detailed criteria are satisfied. For taxable years beginning after December 31, 2017, legislation signed into law in December 2017 ("Tax Reform") expanded the number of individuals covered by the Section 162(m) deductibility limit and repealed the exception that qualified "performance-based" compensation is excluded from the $1 million deductibility limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by our stockholders.

        Long-term incentive compensation and annual incentive awards approved by the Compensation Committee prior to Tax Reform for our Chief Executive Officer and those executive officers whose overall compensation was likely to exceed $1 million was generally structured to meet the requirements for the "performance-based" compensation exception under Section 162(m). As a result of Tax Reform, compensation paid to our covered executive officers in excess of $1 million may not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee

Barth E. Whitham, Chairman
Terry Considine
Chris A. Elliott
J. Landis Martin

Executive Compensation

2018 Summary Compensation Table

        The following table sets forth the total compensation earned for services rendered during the years shown by our principal executive officer, principal financial officer, and three other most highly compensated executive officers as of December 31, 2018, as well as one former executive officer.

Name and Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	All Other Compensation (g)	Total (h)
Robert P. Jornayvaz III	2018	$50,000	$500	—	$3,631,506	$5,762	$3,687,768
Executive Chairman of	2017	$50,000	$500	$1,427,872	$703,766	$3,694	$2,185,832
the Board, President, and	2016	$51,923	—	$419,000	$388,000	$2,173	$861,096
Chief Executive Officer
Margaret E. McCandless	2018	$240,140	$500	$94,200	—	$20,267	$355,107
Vice President, General	2017	$228,191	$500	$47,103	$45,717	$11,550	$333,061
Counsel, and Secretary
Mark A. McDonald	2018	$209,019	$500	$58,500	—	$16,069	$284,088
Vice President of Sales and	2017	$171,305	$500	$35,891	—	$8,729	$216,425
Marketing
Joseph G. Montoya	2018	$257,788	$500	$74,996	—	$30,549	$363,833
Vice President and Chief	2017	$211,285	$500	$29,999	$29,115	$9,992	$280,891
Accounting Officer
Erica K. Wyatt	2018	$188,768	$500	$55,122	—	$15,585	$259,965
Chief Human Resources
Officer
James N. Whyte	2018	$299,650	—	$109,996	—	$27,157	$436,803
Former Executive Vice	2017	$267,339	$75,500	$321,795	$53,380	$18,385	$736,399
President(1)	2016	$243,798	—	$177,449	$135,700	$12,756	$569,703

(1)
Mr. Whyte retired from Intrepid effective December 3, 2018.

Bonus (Column d)

        The 2018 amounts in this column represent yearend companywide bonuses. You can find more information about these bonuses above under the heading "Compensation Discussion and Analysis—Yearend Companywide Bonuses."

Stock Awards and Option Awards (Columns e and f)

        The amounts in these columns represent the aggregate grant date fair value of awards of restricted stock and stock options. We calculated these amounts in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts below under the heading "Grants of Plan-Based Awards in 2018" and in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

All Other Compensation (Column g)

        The following table describes each component of the 2018 amounts in this column:

Name	Perquisites And Other Personal Benefits(1)	Group Life Insurance Premiums	Supplemental Long-Term Disability Premiums	Intrepid Contributions to 401(k) Plan	Tax Reimbursements(2)	Total
Robert P. Jornayvaz III	$2,600	$458	—	$2,500	$204	$5,762
Margaret E. McCandless	$4,730	$2,201	$1,125	$12,007	$204	$20,267
Mark A. McDonald	$3,110	$1,887	$366	$10,451	$204	$16,069
Joseph G. Montoya	$11,090	$2,292	$1,017	$12,793	$3,357	$30,549
Erica K. Wyatt	$3,530	$1,716	$641	$9,438	$204	$15,585
James N. Whyte	$7,112	$2,269	$4,326	$13,450	—	$27,157

(1)
These amounts represent payments for office parking or mass transit, gym membership fees, executive physicals, and/or the value of health or service awards.

(2)
These amounts represent tax reimbursements on companywide yearend cash bonuses of $500 per employee, and an executive physical.

Grants of Plan-Based Awards in 2018

        The following table provides information about plan-based awards granted to our executives in 2018:

					Estimated Future Payouts under Equity Incentive Plan Awards— Target (#) (f)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#) (h)
						All Other Stock Awards: Number of Shares of Stock or Units (#) (g)
								Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
		Compensation Committee Approval Date (c)
Name and Award Type (a)	Grant Date (b)		Target ($) (d)	Maximum ($) (e)
Robert P. Jornayvaz III
Options—Performance	3/12/18	2/19/18	—	—	934,911	—	—	$3.90	$2,105,981
Options—Time	3/12/18	2/19/18	—	—	—	—	623,274	$3.90	$1,525,525
Margaret E. McCandless
RSA—Performance	3/12/18	2/19/18	—	—	12,077	—	—	—	$47,100
RSA—Time	3/12/18	2/19/18	—	—	—	12,077	—	—	$47,100
Bonus Program	—	—	$84,905	$140,093		—	—	—	—
Mark A. McDonald
RSA—Performance	3/12/18	2/19/18	—	—	7,500	—	—	—	$29,250
RSA—Time	3/12/18	2/19/18	—	—	—	7,500	—	—	$29,250
Bonus Program	—	—	$63,900	$105,435		—	—	—	—
Joseph G. Montoya
RSA—Performance	3/12/18	2/19/18	—	—	9,615	—	—	—	$37,498
RSA—Time	3/12/18	2/19/18	—	—	—	9,615	—	—	$37,498
Bonus Program	—	—	$77,250	$127,462		—	—	—	—
Erica K. Wyatt
RSA—Performance	3/12/18	2/19/18	—	—	7,067	—	—	—	$27,561
RSA—Time	3/12/18	2/19/18	—	—	—	7,067	—	—	$27,561
Bonus Program	—	—	$64,500	$106,425		—	—	—	—
James N. Whyte
RSA—Performance	3/12/18	2/19/18	—	—	14,102	—	—	—	$54,998
RSA—Time	3/12/18	2/19/18	—	—	—	14,102	—	—	$54,998
Bonus Program	—	—	$113,300	$186,945		—	—	—	—

Estimated Possible Payouts under Non-Equity Incentive Plan Awards (columns d and e)

        The amounts in these columns represent estimated possible payouts that could have occurred under our cash bonus program for executives other than Mr. Jornayvaz. We did not meet one of the pre-established company performance goals under the program, therefore no cash bonuses were actually paid for 2018. You can find more information about our cash bonus program above under the heading "Compensation Discussion and Analysis."

Estimated Future Payouts under Equity Incentive Plan Awards (Column f)

        For Mr. Jornayvaz, the amount in this column represents the estimated future payout that can occur under performance-vesting stock options. For other executives, the amounts in this column represent estimated possible payouts that could have occurred under performance-vesting restricted stock.

        The performance-vesting stock options granted to Mr. Jornayvaz vest in three equal annual installments beginning on March 12, 2019, subject to continued employment; provided that no vesting occurs unless and until the volume-weighted average closing price of our stock for 20 trading days during the five-year period from the grant date to March 11, 2023, to equal or exceed $5.85 per share (a 50% increase from the grant price of $3.90 per share). Our stock price has not yet met this threshold. You can find more information about this award above under the heading "Compensation Discussion and Analysis." The option exercise price represents the market price of our common stock on the grant date.

        The performance-vesting restricted stock granted to our other executives would have vested on March 12, 2019, subject to continued employment, if (a) our adjusted EBITDA minus capital expenditures for 2018 equaled or exceeded $28.4 million and (b) our safety incident rate for 2018 was at or below 1.9. Although we met the first condition, our safety incident rate for 2018 exceeded 1.9 and therefore these awards were forfeited on March 12, 2019.

        Mr. Jornayvaz's award also vests in the event of death, disability, or a change in control. The awards to other executives would have vested in the event of death, disability, or a change in control followed by a qualifying termination of employment. The Compensation Committee may provide for the accelerated vesting of any award in its discretion at any time. Prior to vesting, the awards may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution.

        Except as described above, upon a termination of service for any reason, any unvested awards are immediately forfeited. Mr. Whyte forfeited his 2018 equity awards upon his retirement in December 2018.

        Holders of restricted stock generally have the same voting, regular dividend, and other rights as holders of our common stock. With respect to any dividends to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock and will be forfeited if the underlying restricted stock is forfeited.

All Other Stock Awards (Column g)

        The amounts in this column represent time-vesting restricted stock granted to executives other than Mr. Jornayvaz. The awards vest in two equal annual installments beginning on March 12, 2019, subject to continued employment. The awards also vest in the event of death, disability, or a change in control followed by a qualifying termination of employment. The Compensation Committee may provide for the accelerated vesting of any award in its discretion at any time. Prior to vesting, the awards may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution.

        Except as described above, upon a termination of service for any reason, any unvested restricted stock will be immediately forfeited. Mr. Whyte forfeited his 2018 equity awards upon his retirement in December 2018.

        Holders of restricted stock generally have the same voting, regular dividend, and other rights as holders of our common stock. With respect to any dividends to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock and will be forfeited if the underlying restricted stock is forfeited.

All Other Option Awards and Option Exercise Price (Columns h and i)

        The amount in this column represents time-vesting stock options granted to Mr. Jornayvaz. The stock options vest in three equal annual installments beginning on March 12, 2019, subject to continued employment. The option exercise price represents the market price of our common stock on the grant date.

Grant Date Fair Value of Stock and Option Awards (Column j)

        The amounts in this column represent the aggregate grant date fair value of restricted stock and stock option awards calculated in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures.

        For Mr. Jornayvaz's performance-vesting stock options, we estimated the grant date fair value of the award using the Monte-Carlo simulation valuation model. We used the following assumptions in estimating the value of the award: 10-year risk-free interest rate of 2.9%; estimated volatility of 75%; dividend yield of 0%; and expected option life of 10 years.

        For Mr. Jornayvaz's time-vesting stock options, we estimated the grant date fair value of the award using the Black-Scholes option valuation model. We used the following assumptions in estimating the value of the award: risk-free interest rate of 1.1%; estimated volatility of 72.8%, dividend yield of 0%, and expected option life of 6 years.

        For performance- and time-vesting restricted stock granted to other executives, we estimated the grant date fair value of the awards to be $3.90 per share, which was the closing market price of our common stock on the grant date.

Outstanding Equity Awards at the End of 2018

        The following table provides information regarding outstanding stock options and restricted stock held by our executives as of December 31, 2018.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2)
Robert P. Jornayvaz III	3/12/2018	(3)	—	1,558,185	$3.90	3/12/2028	—	—	—	—
	6/4/2017	(4)	171,232	342,466	$2.29	6/4/2027	—	—	—	—
	11/8/2016	(5)	300,000	300,000	$1.03	11/8/2026	—	—	—	—
	2/23/2011	(6)	12,761	—	$35.69	2/23/2021	—	—	—	—
	2/4/2010	(6)	4,448	—	$25.47	2/4/2020	—	—	—	—
	2/25/2009	(6)	42,964	—	$20.80	2/25/2019	—	—	—	—
	6/4/2017	(4)	—	—	—	—	142,502	$370,505	—	—
	6/4/2017	(7)	—	—	—	—	285,005	$741,013	—	—
	11/8/2016	(5)	—	—	—	—	230,988	$600,569	—	—
Margaret E. McCandless	6/4/2017	(7)	10,754	21,509	$2.29	6/4/2027	—	—	—	—
	11/8/2016	(8)	70,000	70,000	$1.03	11/8/2026	—	—	—	—
	3/12/2018	(9)	—	—	—	—	—	—	12,077	$31,400
	3/12/2018	(10)	—	—	—	—	12,077	$31,400	—	—
	6/4/2017	(7)	—	—	—	—	13,713	$35,654	—	—
	11/8/2016	(8)	—	—	—	—	82,572	$214,687	—	—
Mark A. McDonald	11/8/2016	(8)	7,831	7,832	$1.03	11/8/2026	—	—	—	—
	3/12/2018	(9)	—	—	—	—	—	—	7,500	$19,500
	3/12/2018	(10)	—	—	—	—	7,500	$19,500	—	—
	6/4/2017	(7)	—	—	—	—	10,449	$27,167	—	—
	11/8/2016	(8)	—	—	—	—	45,884	$119,298	—	—
Joseph G. Montoya	6/4/2017	(7)	6,849	13,698	$2.29	6/4/2027	—	—	—	—
	11/8/2016	(8)	8,221	8,222	$1.03	11/8/2026	—	—	—	—
	3/12/2018	(9)	—	—	—	—	—	—	9,615	$24,999
	3/12/2018	(10)	—	—	—	—	9,615	$24,999	—	—
	6/4/2017	(7)	—	—	—	—	8,734	$22,708	—	—
	11/8/2016	(8)	—	—	—	—	30,332	$78,863	—	—
Erica K. Wyatt	11/8/2016	(8)	15,750	15,750	$1.03	11/8/2026			—	—
	2/23/2011	(6)	473	—	$35.69	2/23/2021	—	—	—	—
	2/4/2010	(6)	582	—	$25.47	2/4/2020	—	—	—	—
	3/26/2009	(6)	962	—	$20.80	2/25/2019	—	—	—	—
	3/12/2018	(9)	—	—	—	—	—	—	7,067	$18,374
	3/12/2018	(10)	—	—	—	—	7,067	$18,374	—	—
	6/4/2017	(7)	—	—	—	—	14,192	$36,899	—	—
	11/8/2016	(8)	—	—	—	—	52,754	$137,160	—	—
James N. Whyte	2/23/2011	(6)	4,287	—	$35.69	2/23/2021	—	—	—	—
	2/4/2010	(6)	11,316	—	$25.47	2/4/2020	—	—	—	—
	2/25/2009	(6)	8,226	—	$20.80	2/25/2019	—	—	—	—

(1)
Represents the per share exercise price of the option.

(2)
Market value is based on the closing market price of our common stock on December 31, 2018 ($2.60 per share).

(3)
Award vests in three equal annual installments beginning on March 12, 2019, subject to continued employment; provided that, with respect to options covering 934,911 shares, no vesting occurs unless and until the volume-weighted average closing price of our stock for 20 trading days during the five-year period from the grant date to March 11, 2023, to equal or exceed $5.85 per share (a 50% increase from the grant price of $3.90 per share). Our stock price has not yet met this threshold.

(4)
Award vests in three equal annual installments beginning on June 4, 2018, subject to continued employment. The award also contained a performance-based vesting trigger that required the volume-weighted average closing price of our stock for 20 trading days during the five-year period from the grant date to June 3, 2022, to equal or exceed $3.44 per share (a 50% increase from the grant price of $2.29 per share). Our stock price met this threshold in August 2017.

(5)
Award vests in four equal annual installments beginning on November 8, 2017, subject to continued employment. The award also contained a performance-based vesting trigger that required the closing market price of our common stock to equal or exceed $2.06 per share (double the grant price of $1.03 per share) on 20 consecutive trading days on or before November 7, 2021. Our stock price met this threshold in June 2017.

(6)
Award was fully vested as of December 31, 2018.

(7)
Award vests in three equal annual installments beginning on June 4, 2018, subject to continued employment.

(8)
Award vests in four equal annual installments beginning on November 8, 2017, subject to continued employment.

(9)
Award would have vested on March 12, 2019, subject to continued employment, if (a) our adjusted EBITDA minus capital expenditures for 2018 equaled or exceeded $28.4 million and (b) our safety incident rate for 2018 was at or below 1.9. Although we met the first condition, our safety incident rate for 2018 exceeded 1.9 and therefore these awards were forfeited on March 12, 2019, and did not vest.

(10)
Award vests in two equal annual installments beginning on March 12, 2019, subject to continued employment.

Option Exercises and Stock Vested in 2018

        The following table provides information about options exercised and restricted stock that vested in 2018 for each of our executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Robert P. Jornayvaz III	—	—	329,247	$1,443,895
Margaret E. McCandless	—	—	50,158	$217,238
Mark A. McDonald	—	—	28,725	$124,775
Joseph G. Montoya	4,110	$14,991	20,265	$87,919
Erica K. Wyatt	—	—	34,169	$148,469
James N. Whyte	70,057	$214,335	94,725	$412,170

(1)
Value was calculated by multiplying the number of shares exercised by the difference between the market price of our common stock at exercise and the exercise price.

(2)
Value was calculated by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.

Employment Agreement with Robert P. Jornayvaz III

        We have entered into an employment agreement with Mr. Jornayvaz. In March 2019, we amended the agreement to extend its term for three years until April 18, 2022. The agreement was originally entered into in 2010.

        You can find information about Mr. Jornayvaz's actual 2018 salary, equity awards, and other compensation as approved by the Compensation Committee above under the heading "Compensation Discussion and Analysis." Under his employment agreement, Mr. Jornayvaz is entitled to an annual salary of $100,000, subject to annual review by the Compensation Committee. The agreement also provides that the general intent is for Mr. Jornayvaz to receive a target annual bonus of $500,000 and an annual equity award with a target grant date fair value of $750,000; provided that his actual target bonus and equity award for any year may be higher or lower as determined by the Compensation Committee in its sole discretion. Mr. Jornayvaz also is entitled to all other benefits offered generally to our senior management.

        If Mr. Jornayvaz's employment is terminated for any reason, he would be entitled to the following benefits:

  •
  Payment of any salary, bonus, or other compensation earned but not yet paid to him through the date of termination

  •
  Rights to continued healthcare coverage as required by law

  •
  Payment of any amounts due as of the date of termination under any equity-based, welfare, or retirement plan or of any other amounts or benefits under these plans that, by their specific terms, extend beyond the date of termination

  •
  Rights with respect to D&O insurance

  •
  Rights under any separate change-in-control severance agreement or other agreement between us and him

        He would not be entitled to severance, except as provided under his change-in-control severance agreement, which is described below under the heading "Termination and Change-in-Control Payments."

        Mr. Jornayvaz has agreed that during the term of his employment and for a period of 24 months after termination, he will not solicit our employees or compete with us in the potash business and any other business in which we are engaged during the term or at his termination date.

Termination and Change-in-Control Payments

        This section describes and quantifies potential payments that may be made to each of our executives (except Mr. Whyte) at, following, or in connection with the termination of his or her employment or as a result of a change in control of Intrepid. We did not make any changes in 2018 to executives' potential termination and change-in-control benefits. For Mr. Jornayvaz, these benefits are provided under his employment agreement, his change-in-control severance agreement, and his equity award agreements. For our other executives, these benefits are provided under their change-in-control severance agreements or our broad-based change-in-control severance policy and under their equity award agreements. Executives are not entitled to severance benefits outside of a change in control.

Change in Control

        Mr. Jornayvaz is entitled to full vesting on all outstanding equity awards upon a qualifying change in control. Mss. McCandless and Wyatt and Messrs. McDonald and Montoya are entitled to full vesting on all outstanding equity awards upon a qualifying termination of employment within six months following a change in control. Until his retirement in December 2018, Mr. Whyte was entitled to full vesting on all outstanding equity awards upon a qualifying change in control.

Qualifying Termination Following a Change in Control

        If an executive's employment is terminated by us without "Cause" or by him or her for "Good Reason" within 24 months of a change in control for Mr. Jornayvaz or within six months for our other current executives, the executive would be entitled to the following additional termination benefits:

  •
  A lump sum cash payment equal to (a) two times the executive's annual salary, plus (b) two times the average of the actual annual bonus paid to him for the two preceding years for Mr. Jornayvaz or one times salary and bonus for our other current executives

  •
  If the executive has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus

  •
  If the executive has not been employed through one bonus cycle, the bonus portion of the calculation is based on the current year's target bonus amount

  •
  A lump sum cash payment equal to the current year's target annual bonus, pro-rated for the length of time the executive was employed during the year prior to termination

  •
  Continuation of standard health and welfare benefits for up to two years for Mr. Jornayvaz or one year for our other current executives

  •
  Individual outplacement services up to a maximum of $5,000

        The executive is not entitled to these benefits upon termination of employment for any other reason following a change in control, including a termination for "Cause," or as a result of death or disability.

        To receive the benefits described above, the executive is bound by non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination.

        A "change in control" occurs if any one of the following events occurs:

  •
  Any individual, entity, or group (other than Messrs. Jornayvaz, Harvey, or Martin or their affiliates) becomes the beneficial owner of more than 30% of our voting securities.

  •
  The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of the Board.

  •
  There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30% or less by our voting securityholders prior to the transaction.

  •
  Our stockholders approve a complete plan of liquidation or dissolution.

        "Cause" means any (a) conviction of, or pleading nolo contendere to, a felony; (b) engaging in theft, fraud, embezzlement, or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; or (d) willful failure to perform substantially the executive's material duties that is not cured within 30 days.

        "Good Reason" means (a) a reduction in the executive's salary or annual bonus opportunity; (b) a material diminution in the executive's responsibility or authority; (c) a change of more than 30 miles in the location at which the executive primarily performs his or her services; or (d) any material failure by us to comply with any material term of the executive's change-in-control severance agreement. The executive is required to notify us of any of these events or conditions within 90 days, and we must fail to cure the event or condition within 30 days after notice.

Post-Employment or Change-in-Control Payments

        The tables below quantify the post-employment and change-in-control payments to which our executives (except Mr. Whyte) would be entitled upon the occurrence of the specified trigger events. All calculations assume that the termination of employment occurred on December 31, 2018.

  Robert P. Jornayvaz III

Type of Compensation	Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$100,000
Accelerated Vesting of Restricted Stock(1)	—	$1,712,087	$1,712,087
Accelerated Vesting of Stock Options(2)	—	$577,164	$577,164
Other Benefits—Health & Welfare(3)	—	—	$27,291
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$2,289,251	$2,421,542

  Margaret E. McCandless

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$242,586
Prorated Bonus for Year of Termination	—	—	$84,905
Accelerated Vesting of Restricted Stock(1)	—	—	$281,741
Accelerated Vesting of Stock Options(2)	—	—	$116,568
Other Benefits—Health & Welfare(3)	—	—	$14,405
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	—	$745,205

  Mark A. McDonald

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$213,000
Prorated Bonus for Year of Termination	—	—	$63,900
Accelerated Vesting of Restricted Stock(1)	—	—	$165,966
Accelerated Vesting of Stock Options(2)	—	—	$12,296
Other Benefits—Health & Welfare(3)	—	—	$21,358
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	—	$481,520

  Joseph G. Montoya

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$257,500
Prorated Bonus for Year of Termination	—	—	$77,250
Accelerated Vesting of Restricted Stock(1)	—	—	$126,571
Accelerated Vesting of Stock Options(2)	—	—	$17,155
Other Benefits—Health & Welfare(3)	—	—	$13,646
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	—	$497,122

  Erica K. Wyatt

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$215,000
Prorated Bonus for Year of Termination	—	—	$64,500
Accelerated Vesting of Restricted Stock(1)	—	—	$192,434
Accelerated Vesting of Stock Options(2)	—	—	$24,728
Other Benefits—Health & Welfare(3)	—	—	$13,646
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	—	$515,308

(1)
Amount was calculated by multiplying the number of shares of restricted stock held on December 31, 2018, by the closing market price of our common stock on that date ($2.60 per share). Mr. Jornayvaz is entitled to full vesting on all restricted stock upon a qualifying change in control. Other executives are entitled to full vesting on all restricted stock upon a qualifying termination of employment within six months following a change in control.

(2)
Amount was calculated by multiplying the number of shares of common stock underlying the option held on December 31, 2018, by the difference between the closing market price of our common stock on that date ($2.60 per share) and the option exercise price. Mr. Jornayvaz is entitled to full vesting on all unvested stock options upon a qualifying change in control. Other executives are entitled to full vesting on all unvested stock options upon a qualifying termination of employment within six months following a change in control.

(3)
Health and welfare benefits continue until the earlier of two years for Mr. Jornayvaz and one year for other executives from the date of termination or when the executive obtains coverage under another employer's medical plan.

        Mr. Whyte retired from Intrepid before December 31, 2018. He did not receive any termination or post-termination payments or benefits in connection with his retirement.

Benefits on Death or Disability

        Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. In addition, executives and other senior employees who hold equity awards are entitled to accelerated vesting on their unvested equity awards and all vested stock options remain exercisable for 12 months following the termination of employment due to death or disability. Assuming a termination of employment due to death or disability on December 31, 2018, the value of this accelerated vesting for each of our executives would have been as follows:

Name	Accelerated Vesting of Equity Awards
Robert P. Jornayvaz III	$2,289,251
Margaret E. McCandless	$398,309
Mark A. McDonald	$178,262
Joseph G. Montoya	$143,726
Erica K. Wyatt	$217,161

        Mr. Jornayvaz is eligible for long-term care insurance benefits upon a termination of employment due to disability. We estimate that Mr. Jornayvaz would be entitled to up to $2,500 per month in long-term care insurance benefits for the duration of the disability. Executives other than Mr. Jornayvaz are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. We estimate that these executives would be entitled to up to approximately $16,000 to $22,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.

CEO Pay Ratio

        This section provides information about the ratio of the 2018 annual total compensation of Mr. Jornayvaz, as our Executive Chairman, President, and Chief Executive Officer, to the median of the 2018 annual total compensation of our other employees. The CEO pay ratio shown below is a reasonable estimate calculated in a manner consistent with SEC rules.

        Mr. Jornayvaz's 2018 annual total compensation as reported in the Summary Compensation Table above was $3,682,006. The 2018 annual total compensation of our median employee was $64,039. Thus, the ratio of Mr. Jornayvaz's 2018 annual total compensation to the median of the 2018 annual total compensation of all other employees was 57 to 1.

        We determined our median employee based on taxable wages of each of our employees, excluding Mr. Jornayvaz, as of December 31, 2017. Our median employee is a surface operator and did not receive any equity awards in 2018. For 2018, we used the same median employee that was identified in 2017 since we did not have any changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. Because different companies use different methods to determine their estimated CEO pay ratio, the estimated CEO pay ratio above should not necessarily be used as a basis for comparisons between companies.

Director Compensation

Nonemployee Director Compensation Policy

        The Governance Committee periodically reviews director compensation and, if appropriate, recommends any changes to the Board for its approval. Recommendations are typically based on a review of compensation for nonemployee directors of companies of comparable size to us based on general industry data collected by F. W. Cook.

        Our director compensation program provides for the following compensation for nonemployee directors:

Annual cash retainer	$65,000
Annual grant of restricted stock with one-year vesting	$85,000
Additional annual cash retainer to each committee chairperson:
Audit Committee	$15,000
Compensation Committee	$10,000
Governance Committee	$7,500
Strategy Committee	$10,000
Additional annual cash retainer to each committee member:
Audit Committee	$10,000
Compensation Committee	$10,000
Governance Committee	$5,000

        Cash retainers are generally paid in quarterly installments. The annual restricted stock grant is made at the first Board meeting after the annual meeting.

Director Compensation Table

        The table below sets forth the compensation paid to or earned by our directors, other than Mr. Jornayvaz, whose compensation is reported above under the heading "Executive Compensation—2018 Summary Compensation Table." For Mr. Harvey, the amounts reported in the table below represent compensation paid to or earned by him for his employment as our Executive Vice Chairman of the Board. We do not provide any additional compensation to Messrs. Jornayvaz and Harvey for their service on the Board. For all other directors, the amounts reported in the table below represent compensation paid to or earned by them in accordance with our nonemployee director compensation policy, which is described below the table. We did not make any significant changes to our director compensation in 2018.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Hugh E. Harvey, Jr.(2)	—	$84,997	$98,206	$183,203
Terry Considine	$97,500	$84,997	—	$182,499
Chris A. Elliott	$100,000	$84,997	—	$184,997
J. Landis Martin	$105,000	$84,997	—	$189,997
Barth E. Whitham	$100,000	$84,997	—	$184,997

(1)
These amounts represent the aggregate grant date fair value of annual restricted stock awards granted on June 5, 2018, calculated in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. The awards vest in full on June 5, 2019, subject to the director's continued service. The awards also vest in the event of death, disability, or a qualifying change in control. The grant date fair value of the awards equals the number of shares granted multiplied by the closing market price of our common stock on the grant date ($4.69 per share).

Our directors held the following shares of restricted stock and vested stock options as of December 31, 2018:

Name	Shares of Restricted Stock	Vested Stock Options
Hugh E. Harvey, Jr.	18,123	60,173
Terry Considine	18,123	—
Chris A. Elliott	18,123	—
J. Landis Martin	18,123	—
Barth E. Whitham	18,123	—

  Information regarding restricted stock and vested stock options held by Mr. Jornayvaz is reported above under the heading "Executive Compensation—Outstanding Equity Awards at the End of 2018."

(2)
Mr. Harvey is an employee of Intrepid. The amounts shown above represent compensation paid to or earned by him for his employment. We do not provide any additional compensation to Mr. Harvey for his service on the Board. You can find additional details about Mr. Harvey's compensation, including a breakdown of his "All Other Compensation" below under the heading "Hugh E. Harvey, Jr.'s Employee Compensation."

Hugh E. Harvey, Jr.'s Employee Compensation

Stock Awards

        Mr. Harvey's employment agreement provides that his annual equity award is generally intended to have a grant date fair value of $750,000; provided that his actual equity award for any year will be determined by the Compensation Committee in its sole discretion. Mr. Harvey has requested that his annual equity awards be aligned with the awards granted to nonemployee directors under our nonemployee director compensation program. As such, Mr. Harvey received a restricted stock award valued at $85,000 in 2018.

Non-Equity Incentive Plan Compensation

        Mr. Harvey's employment agreement provides that his target annual bonus is generally intended to be $500,000; provided that his actual target bonus for any year will be determined by the Compensation Committee in its sole discretion. Mr. Harvey has requested that his compensation generally align with the compensation received by nonemployee directors under our nonemployee director compensation program. As such, Mr. Harvey did not participate in our 2018 bonus program.

All Other Compensation

        The following table provides details about other compensation paid to or earned by Mr. Harvey for 2018 in connection with his employment with us.

Name	Salary for Employee Position as our Executive Vice Chairman	Bonus	Office Parking	Group Life Insurance Premiums	Tax Reimbursement	Total
Hugh E. Harvey, Jr.	$94,615	$500	$2,500	$387	$204	$98,206

Employment and Change-in-Control Severance Agreements

        On May 18, 2010, we entered into our most recent employment agreement with Mr. Harvey relating to his employment as our Executive Vice Chairman of the Board. The original term of the agreement was for 18 months, and the term automatically extends by 12 months on the last day of the initial 18-month term and on each anniversary of that date thereafter, unless one party provides written notice of non-renewal to the other party at least 90 days prior to the effective date of an automatic extension. The other terms of this agreement are substantially similar to the terms of our employment agreement with Mr. Jornayvaz, which is described above under the heading "Employment Agreement with Robert P. Jornayvaz III." We also have entered into a change-in-control severance agreement with Mr. Harvey, under which he is entitled to severance benefits in connection with a change in control of Intrepid. The terms of this agreement are substantially similar to the terms of our change-in-control severance agreement with Mr. Jornayvaz, which is described above under the heading "Termination and Change-in-Control Payments."

Security Ownership of Certain Beneficial Owners and Management

        The table below sets forth information regarding the beneficial ownership of our common stock as of March 15, 2019, by the following persons:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board and each executive officer named in the Summary Compensation Table above; and

  •
  all members of our Board and current executive officers as a group.

        The table is based on information that we received from these individuals and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or other equity awards that are exercisable as of March 15, 2019, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the awards for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        None of our directors or executive officers has pledged as security any of the shares that they beneficially own, to our knowledge. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, CO 80202.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Beneficially Owning More Than 5%
Robert P. Jornayvaz III	19,935,426	(2)	15.2%
Clearway Capital Management Ltd.	17,069,822	(3)	13.0%
Hugh E. Harvey, Jr.	11,981,098	(4)	9.1%
BlackRock, Inc.	7,890,148	(5)	6.0%
Dimensional Fund Advisors LP	6,924,918	(6)	5.3%
Current Directors and Executives (in addition to Messrs. Jornayvaz and Harvey, whose information is presented above)
Terry Considine	101,402	(7)	< 1%
Chris A. Elliott	202,428	(8)	< 1%
J. Landis Martin	3,436,328	(9)	2.6%
Barth E. Whitham	220,263	(10)	< 1%
Margaret E. McCandless	283,903	(11)	< 1%
Mark A. McDonald	111,521	(12)	< 1%
Joseph G. Montoya	92,410	(13)	< 1%
Erica K. Wyatt	151,235	(14)
Current directors and executives, as a group	36,538,292		27.8%
Former Executive
James N. Whyte	71,830	(15)	< 1%

(1)
The percentage ownership for each stockholder on March 15, 2019, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) the number of shares of our common stock outstanding on March 15, 2019 (131,041,591), plus any shares the stockholder has the right to acquire as of March 15, 2019, or within 60 days of that date, through the exercise of stock options.

(2)
Includes (a) 18,240,335 shares held by IPC that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III because of his position as the sole stockholder, sole director, and President of IPC, (b) 548,155 unrestricted shares, (c) 658,495 shares of restricted stock, and (d) 488,441 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(3)
This information is based solely on a Form 4 filed with the SEC by Clearway Capital Management Ltd., on behalf of itself and its wholly owned subsidiary, Saratoga Asset Management S.A., on February 13, 2019, with respect to holdings as of February 12, 2019. The principal business office of Clearway Capital Management Ltd. is Winterbotham Place, Marlborough & Queen Streets, P.O. Box N-3026 Nassau, The Bahamas.

(4)
Includes (a) 11,751,383 shares held by HOPCO that are or may be deemed to be beneficially owned by Hugh E. Harvey, Jr. because of his position as the sole stockholder, sole director, and President of

  HOPCO, (b) 194,383 unrestricted shares, (c) 18,123 shares of restricted stock, and (d) 17,209 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(5)
This information is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc., on behalf of itself and several of its subsidiaries, on February 8, 2019, with respect to holdings as of December 31, 2018. BlackRock reported sole voting power with respect to 7,565,377 of the shares and sole dispositive power with respect to all of the shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
This information is based solely on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP, on behalf of itself and several of its affiliated funds, on February 8, 2019, with respect to holdings as of December 31, 2018. Dimensional reported sole voting power with respect to 6,568,114 of the shares and sole dispositive power with respect to all of the shares. The principal business office of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, TX 78746.

(7)
Represents (a) 39,719 unrestricted shares, (b) 18,123 shares of restricted stock, and (c) 4,840 and 38,720 shares indirectly owned through CIC Profit Sharing Plan and Carbondale Corporation Retirement Plan, respectively, each of which is a qualified retirement plan. Mr. Considine has shared voting and dispositive power over the shares held by the Carbondale Corporation Retirement Plan.

(8)
Represents (a) 184,305 unrestricted shares and (b) 18,123 shares of restricted stock.

(9)
Represents (a) 184,496 unrestricted shares, (b) 18,123 shares of restricted stock, and (c) 3,233,709 shares owned indirectly through Martin Enterprises LLC. Mr. Martin is the sole manager, and Mr. Martin and trusts (of which Mr. Martin is the sole trustee) formed solely for the benefit of his children are the sole members, of Martin Enterprises LLC.

(10)
Represents (a) 202,140 unrestricted shares and (b) 18,123 shares of restricted stock.

(11)
Represents (a) 75,687 unrestricted shares, (b) 127,462 shares of restricted stock, and (c) 80,754 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(12)
Represents (a) 24,295 unrestricted shares, (b) 79,395 shares of restricted stock, and (c) 7,831 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(13)
Represents (a) 14,228 unrestricted shares, (b) 67,222 shares of restricted stock, and (c) 10,960 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(14)
Represents (a) 46,280 unrestricted shares, (b) 87,188 shares of restricted stock, and (c) 17,767 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

(15)
Represents (a) 56,227 unrestricted shares and (b) 15,603 shares subject to stock options that are exercisable as of March 15, 2019, or within 60 days of that date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who beneficially own more than 10% of our common stock, to file reports of holdings and transactions in our common stock with the SEC. These individuals and entities are required to furnish us with copies of these reports. Based on our records and other information, we believe that our directors, executive officers, and 10% owners timely filed all applicable Section 16 reports for 2018.

Certain Relationships and Related-Person Transactions

Policy on Transactions with Related Persons

        Our Board has adopted a written policy with respect to related-person transactions. Under this policy, the Audit Committee must review and approve or ratify any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. In addition, related-person transactions must be on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10%) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.

        In addition, our Board-adopted Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of the opportunity through his or her affiliation with us.

        Our Board or the Audit Committee approved each of the arrangements described below under the heading "Related-Person Transactions" pursuant to our policy when we originally entered into or agreed to it.

Related-Person Transactions

        Set forth below is a description of transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2018.

Director Designation and Voting Agreement

        You can find more information about this agreement above under the heading "Corporate Governance—Director Designation and Voting Agreement."

Registration Rights Agreement

        Intrepid, IPC, and HOPCO are parties to a Registration Rights Agreement that was entered into in 2008. Mr. Jornayvaz is the sole owner of IPC, and Mr. Harvey is the sole owner of HOPCO. Under this agreement, each of IPC and HOPCO has the right, in certain circumstances, to require us to register for sale the shares of common stock held by it. Subject to the terms and conditions of the agreement, each of IPC and HOPCO may make up to three demands for registration, one of which may require a shelf registration statement. In addition, IPC and HOPCO have piggyback registration rights that give them the right to have their shares included in a registration statement for certain future registered offerings by us. We will bear all costs of registration pursuant to the registration rights provided under this agreement. There were no costs associated with this agreement in 2018.

Product Sales

        We sell products in the ordinary course of business to J-5 Equestrian, LLC and J-5 Narrows Ranch, LLC (together, "J-5"), which are entities owned by Mr. Jornayvaz. In 2018, J-5 paid us $2,131 for these products.

Office Sublease

        In 2017, we entered into a sublease agreement with Peakview Oil Company, LLC ("Peakview"), an entity that is majority owned by Mr. Jornayvaz. Under the agreement, we sublease to Peakview a portion of our unused office space at our headquarters in Denver. The sublease agreement is made on the same general terms and conditions as the master lease under which we lease the office space. Peakview pays us $1,500 per month in rent, as well as any additional fees and expenses imposed under our master lease relating to Peakview's use. For 2018, Peakview paid us $14,545 under the agreement.

Transition Services Agreement

        In 2008, we entered into a Transition Services Agreement with Intrepid Oil & Gas, LLC ("IOG"). IOG is owned in equal parts by IPC and HOPCO. In February 2019, we and IOG entered into an amendment to this agreement to extend the term of the agreement to April 24, 2021. Under this agreement, IOG may request specified employees of Intrepid or its subsidiaries (other than Messrs. Jornayvaz and Harvey) to provide a limited amount of geology, land title, and engineering services relating to IOG's oil and gas ventures with payment by IOG to Intrepid for these services at cost plus 10%.

        IOG is obligated to reimburse us for an amount equal to the sum of the following amounts:

  •
  The number of hours our employees spend performing services under the agreement for a month, multiplied by a cost per hour for each employee that takes into account actual gross wages, salaries, bonuses, incentive compensation, and payroll taxes of that employee, employee benefit plans attributable to the employee, and other benefits directly attributable to the employee, plus an amount equal to 10% of the employee cost per hour to ensure fairness of the arrangements to us

  •
  Out-of-pocket costs and expenses incurred by us during the month

        The aggregate time spent by any employee of Intrepid or its subsidiaries on projects under the agreement is limited to 15% of their total working time for Intrepid. This limit may be exceeded only with the prior approval of our Board.

        In addition, the parties to the Transition Services Agreement (a) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near our Moab, Utah, mine; and (b) consent to and authorize the drilling of the well by IOG at its own expense, provided that the drilling does not interfere with our operations. IOG must reimburse us for any costs relating to IOG's drilling of the well. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and we agree that the well should be converted for use in our potash production, we will buy the well from IOG for a specified amount not to exceed $750,000 or IOG's out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG must indemnify us for any damage to our Moab mine that is caused by the drilling of the well. For 2018, IOG paid us $4,018 for services under this agreement.

Surface Use Easement Agreement

        In 2009, we entered into a Surface Use Easement and Water Purchase Agreement with IOG relating to oil and gas rights owned by IOG that exist below the surface of our land. Under the agreement, we have granted IOG an easement across a portion of our land to access a drilling site for one of its wells. The easement continues for so long as oil or gas is produced in paying quantities from the well or from any unit or communitized area that includes the well. As consideration for the easement, IOG must pay us $7,500, plus an administrative fee, on July 2 of each year during the term of the easement. In addition, we have agreed to sell IOG water or salt brine to the extent that we have excess water or salt brine available that we may legally sell. For 2018, IOG paid us $8,250 under this agreement.

Aircraft Use

        In 2009, we entered into an aircraft dry-lease agreement with Intrepid Production Holdings LLC ("IPH"), which is indirectly owned by Mr. Jornayvaz. The agreement allows us to use an aircraft owned by IPH for Intrepid business purposes on an as-needed basis. The agreement had an initial one-year term beginning on January 9, 2009, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement on 30 days' notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2018, we did not pay any amounts to IPH under this agreement.

        In 2014, we entered into an aircraft dry-lease agreement with Odyssey Adventures, LLC ("Odyssey"), which is indirectly owned by Mr. Harvey. The agreement allows us to use an aircraft owned by Odyssey for Intrepid business purposes on an as-needed basis. The agreement had an initial one-year term beginning on September 1, 2014, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement on 30 days' notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2018, we did not pay any amounts to Odyssey under this agreement.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation contains provisions that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer and require us to advance related legal expenses. Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions. In addition, we maintain insurance on behalf of our directors and officers against liability asserted against them and incurred by them as a result of their positions with Intrepid.

        We have entered into separate indemnification agreements with each of our directors and officers, which require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

Audit Committee Report

        The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid's independent registered public accounting firm, (c) the performance of Intrepid's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

        Management is responsible for Intrepid's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. KPMG, as Intrepid's independent registered public accounting firm, is responsible for performing an independent audit of Intrepid's financial statements in accordance with generally accepted auditing standards and its internal control over financial reporting and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements of Intrepid for the year ended December 31, 2018. The Audit Committee also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (which superseded Statement on Auditing Standards No. 61, as amended). In addition, the Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid's Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the SEC.

The Audit Committee
J. Landis Martin, Chairman
Terry Considine
Chris A. Elliott
Barth E. Whitham

Householding

        We have adopted a practice called "householding." This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year's annual meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, CO 80202, Attention: Secretary, or call us at (303) 296-3006. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

Stockholder Proposals

        A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 7, 2019, unless the date of our 2020 annual meeting is more than 30 days before or after May 22, 2020, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, CO 80202.

        For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, notice of stockholder proposals for the 2020 annual meeting must be received by us between January 23, 2020, and February 22, 2020. If the date of the 2020 annual meeting is more than 30 days before or 70 days after May 22, 2020, we must receive the proposal or nomination no earlier than the 120th day before the annual meeting date and no later than the 90th day before the annual meeting date, or the tenth day following the day on which public disclosure of the date of the 2020 annual meeting is made.

 Annual Report on Form 10-K and Other SEC Filings

        At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, without charge. You should send your written requests to Secretary, Intrepid Potash, Inc., 1001 17th Street, Suite 1050, Denver, CO 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.

        You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC's website at sec.gov.

Other Matters

        The Board does not know of any other matters to be brought before the 2019 annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the annual meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

Margaret E. McCandless Secretary

April 5, 2019

Appendix A

INTREPID POTASH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(May 22, 2019)

A-i

A-ii

INTREPID POTASH, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
(May 22, 2019)

1.  ESTABLISHMENT AND PURPOSE

  1.1
  Establishment.    The Plan was originally adopted by the Board of Directors and stockholders of the Company on April 20, 2008. The Plan was previously amended and restated effective May 29, 2012, May 24, 2016, and May 31, 2017. On March 22, 2019, the Board of Directors approved this amendment and restatement of the Plan, subject to the approval of the Company's stockholders at the 2019 Annual Meeting of Stockholders. The Plan shall become effective upon the date on which the Plan is approved by the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect as provided in Section 19. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, and Other Stock-Based Awards in accordance with the terms hereof.

  1.2
  Purpose.    The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals whose substantial contributions are essential to the continued growth and success of the business of the Company, to provide additional incentives for such individuals to whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such individuals with the interests of the stockholders of the Company.

2.  DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

  2.1
  "Acquiror" means as defined in Section 14.2.

  2.2
  "Affiliate" means with respect to the Company, (a) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (b) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

  2.3
  "Award" means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards.

  2.4
  "Award Agreement" means the agreement or statement setting forth the terms and conditions applicable to each Award. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

  2.5
  "Benefit Arrangement" means as defined in Section 13.

  2.6
  "Board" or "Board of Directors" means the board of directors of Intrepid Potash, Inc.

  2.7
  "Business Combination" means as defined in Section 2.10.

  2.8
  "Cash-Based Award" means an Award granted to a Participant, whose value is determined by the Committee, as described in Section 9.

  2.9
  "Cause" means, as determined by the Committee and unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) any willful breach of any material written policy of the Company or an Affiliate that results in material and demonstrable liability or loss to the Company or the Affiliate; (b) engaging in any conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (c) a conviction of or entry of a guilty plea or plea of nolo contendere to a felony; or (d) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. No act or failure to act by the Service Provider shall be deemed "willful" if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

  2.10
  "Change of Control" means and shall be deemed to have occurred upon the occurrence of any one of the following, unless otherwise provided in an Award Agreement:

  (a)
  the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, other than any acquisition (i) directly from, or by, the Company, (ii) by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (iii) by Robert P. Jornayvaz III or Hugh E. Harvey, Jr. (collectively the "Principals"), or by any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that is controlled by either or both of the Principals;

  (b)
  at any time during any 24-month period (not including any period ending prior to the Effective Date), the individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the "Incumbent Directors") cease for any reason to constitute a majority of the Board; provided, however, that no individual will be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-12(c) promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Company Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest;

  (c)
  consummation, in one transaction or a series or related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who were the "beneficial owners" of outstanding voting securities of the Company immediately prior to such Business

      Combination "beneficially own," by reason of such ownership of the Company's voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

    (d)
    approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

    A Person will not be deemed to be a member of a "group" for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals that requires such Person to vote the voting stock of the Company in a manner specified by the Principals.

  2.11
  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

  2.12
  "Committee" means the Compensation Committee or other committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to (a) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed and (b) consist solely of persons who qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, with each such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or the Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board pursuant to Section 3.2.

  2.13
  "Company" means Intrepid Potash, Inc., a Delaware corporation.

  2.14
  "Corporate Event" means an event described in Section 14.1.

  2.15
  "Disabled" or "Disability" means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to perform the essential duties of the Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

  2.16
  "Dividend Equivalent" means a right granted under Section 11.

  2.17
  "Effective Date" means May 22, 2019, the effective date of the most recent amendment and restatement of the Plan. The initial effective date of the Plan was April 20, 2008.

  2.18
  "Employee" means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company's standard personnel policies and practices.

  2.19
  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

  2.20
  "Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option.

  2.21
  "Fair Market Value" means the fair market value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

  2.22
  "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

  2.23
  "Good Reason" means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) a material reduction in the Service Provider's base salary, (b) a material diminution of the Service Provider's title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (c) the assignment to the Service Provider of any duties inconsistent in an adverse respect with the Service Provider's position (including reporting requirements), authority, or material responsibilities, or the removal of the Participant's authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (d) a transfer of the Service Provider's primary workplace by more than fifty (50) miles from the current workplace without the Service Provider's consent, or (e) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

  2.24
  "Grant Date" means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

  2.25
  "Grant Price" means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

  2.26
  "Incentive Stock Option" means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

  2.27
  "Incumbent Directors" means as defined in Section 2.10.

  2.28
  "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

  2.29
  "Option" means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

  2.30
  "Other Agreement" means as defined in Section 13.

  2.31
  "Other Stock-Based Award" means an Award that is granted to a Participant under Section 10.

  2.32
  "Parachute Payment" means as defined in Section 13.

  2.33
  "Participant" means any eligible individual as defined in Section 5 who holds one or more outstanding Awards under the Plan.

  2.34
  "Performance Award" means an Award made subject to the achievement of Performance Goals granted under Section 9, denominated in shares of Stock ("Performance Shares") or units in the form of a bookkeeping entry representing the equivalent of shares of Stock ("Performance Units"), or a Cash-Based Award in the form of a bookkeeping entry, subject to the terms of the Plan, the value of which at the time it is payable in Stock or cash is determined based upon the extent to which the corresponding Performance Goals have been achieved.

  2.35
  "Performance Goals" means as defined in Section 9.2.

  2.36
  "Performance Period" means the period of time during which the Performance Goals must be achieved in order to determine the degree of vesting or payout with respect to an Award. Performance Periods may overlap.

  2.37
  "Person" means as defined in Section 2.10.

  2.38
  "Plan" means this Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (originally adopted as the Intrepid Potash, Inc. 2008 Equity Incentive Plan).

  2.39
  "Principals" means as defined in Section 2.10.

  2.40
  "Restricted Stock" means an Award of shares of Stock granted under Section 8.

  2.41
  "Restricted Stock Unit" or "RSU" means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

  2.42
  "Restriction Period" means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

  2.43
  "Securities Act" means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

  2.44
  "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant's change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a "separation from service" with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

  2.45
  "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

  2.46
  "Stock" or "Common Stock" means a share of Intrepid Potash, Inc., common stock, $0.001 par value per share.

  2.47
  "Stock Appreciation Right" or "SAR" means an Award granted under Section 7.

  2.48
  "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

  2.49
  "Substitute Awards" means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

  2.50
  "Withholding" means as defined in Section 12.

3.  PLAN ADMINISTRATION

  3.1
  General.    The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.

  (a)
  In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

  (b)
  The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider's Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant's written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

  (c)
  As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

    (d)
    The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

  3.2
  Delegation by the Committee or the Board.    The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (c) be impermissible under the Delaware General Corporation Law.

  3.3
  Limitations on Authority.    The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company's charter, bylaws, or other binding contract, or in the Compensation Committee's charter, or in applicable law.

  3.4
  Deferral Arrangement.    The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

  3.5
  No Liability.    No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

  3.6
  Book Entry.    Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

4.  STOCK SUBJECT TO THE PLAN

  4.1
  Number of Shares. Subject to adjustment as provided in Section 4.3 and 14.1 and as of the Effective Date, the total number of shares of Stock authorized for Awards granted under the Plan will equal the sum of 7,000,000 shares, plus the number of shares that were available for the grant of Awards under the Plan as of the Effective Date. After the Effective Date, no Awards may be granted under a previous version of the Plan. Any or all of these shares shall be available for delivery for Awards of Incentive Stock Options. Stock issued or to be issued under the Plan shall be either (a) authorized but unissued shares or, (b) to the extent permitted by applicable law, issued shares that have been reacquired by the Company or any Subsidiary.

  4.2
  Individual Award Limits.

  (a)
  Individual Award Limits. Subject to adjustment as provided in Section 14, the following limits will apply to the grant of any Award under the Plan:

  (i)
  Options and Stock Appreciation Rights: No Participant may be granted within any calendar year one or more Options or Stock Appreciation Rights that in the aggregate are for more than 2,000,000 shares of Stock reserved for issuance under the Plan, plus an additional aggregate of 2,000,000 shares of Stock reserved for issuance under the Plan for one-time awards to a newly hired or newly promoted Participant.

  (ii)
  Awards of Restricted Stock and Restricted Stock Units: No Participant may be granted within any calendar year one or more Awards of Restricted Stock and Restricted Stock Units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 4,000,000 shares of Stock reserved for issuance under the Plan.

  (iii)
  Performance Shares and Performance Units: No Participant may be granted within any calendar year one or more Awards of Performance Shares and Performance Units that could result in the Participant receiving pursuant to those Performance Shares and Performance Units more than 4,500,000 shares of Stock reserved for issuance under the Plan.

  (iv)
  Cash-Based Awards: No Participant may be granted within any calendar year one or more Cash-Based Awards that could result in the Participant receiving pursuant to those Cash-Based Awards more than $10,000,000.

  (b)
  Limits on Payments and Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate amount of cash compensation (including annual retainers and other fees, whether or not granted under the Plan) plus the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any single calendar year may not exceed $600,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit in the year the compensation is earned, and not the year paid in the event it was deferred.

  (c)
  Minimum Vesting Requirement for Full Value Awards. No Award other than an Option or Stock Appreciation Right (a "Full Value Award") granted on or after the Effective Date may vest in less than one year from its Grant Date. Notwithstanding the foregoing, up to 5% of the available shares of Stock authorized for issuance under the Plan as of the Effective Date may vest (in full or in part) in less than one year from their Grant Dates (the "5% Basket"). In addition, any Full Value Award granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (whether on an automatic or discretionary basis), and such vesting shall not count against the 5% Basket.

  4.3
  Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or Stock Appreciation Right, is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, in any case the number of shares of Stock tendered or withheld shall not be again available for purposes of determining the maximum number of shares of Stock available for Awards under the Plan. Furthermore, the following shares shall not be added to the shares of Stock authorized for grant under the Plan: (a) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (b) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award (except in the case of a Stock Appreciation Right as described in the previous sentence), or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Any shares of Stock that again become available for Awards under the Plan pursuant to this Section shall be added as one share for every one share subject to Options, Stock Appreciation Rights, or other Awards granted under the Plan.

  4.4
  Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or the limitations on grants to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Subsidiary prior to such acquisition or combination.

5.  ELIGIBILITY AND PARTICIPATION

        Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity's outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.  STOCK OPTIONS

  6.1
  Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

  6.2
  Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

  (a)
  Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

  (b)
  Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

  (c)
  Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

  (d)
  Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant's exercise of such Option would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the "Extended Exercise Period"). The Award Agreement may also provide for the automatic exercise of any such Option in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

        6.3   Exercise of Option.

    (a)
    Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

    (b)
    Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of shares of Stock otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

    (c)
    Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant's ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

  6.4
  Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

  6.5
  Limitations on Incentive Stock Options.

  (a)
  General; Initial Exercise. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

    (b)
    Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

    (c)
    Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

  6.6
  Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant's guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

  6.7
  Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

  6.8
  Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement and subject to Section 11, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.  STOCK APPRECIATION RIGHTS

  7.1
  Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

  7.2
  Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

    (a)
    Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

    (b)
    Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

    (c)
    Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

    (d)
    Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant's exercise of such right would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

  7.3
  Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

  (b)
  The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

    Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination as to the form of settlement shall be set forth in the Award Agreement.

  7.4
  Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

  7.5
  Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant's Service to the same extent that its related Option is exercisable following the Participant's termination of Service.

  7.6
  Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  8.1
  Grant of Restricted Stock or Restricted Stock Units.    Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

  8.2
  Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

  8.3
  Restrictions on Transfer.    Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

  8.4
  Forfeiture; Other Restrictions.    The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

  8.5
  Restricted Stock Units.    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

  8.6
  Termination of Service.    Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant's Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

  8.7
  Stockholder Privileges.    Unless otherwise determined by the Committee and set forth in the Award Agreement:

  (a)
  A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

  (b)
  A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.  PERFORMANCE BASED COMPENSATION

  9.1
  Grant or Vesting of Award Subject to Objective Performance Goals.    The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals. Subject to the terms of the Plan, the Committee may grant Performance Shares, Performance Units and/or Cash-Based Awards in such amounts and upon such terms as the Committee shall determine. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant to receive shares of Stock or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

  9.2
  Establishment of Performance Goals.    All Performance Goals (and any exclusions) established pursuant to this Section 9.2 shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (or such other period of time as determined by the Committee in its sole discretion). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period. The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following measures: (a) absolute or relative total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) earnings per share, corporate or business-unit net income, net income before unusual, infrequently occurring, or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year production or average production growth; (j) annual or multi-year sales or average sales growth; (k) annual or multi-year production or sales volume; (l) annual or multi-year absolute or per-unit operating and maintenance costs; (m) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (n) debt ratios or other measures of credit quality or liquidity; (o) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (p) annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (q) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; (r) staffing and retention; (s) capital expenditures or investments; (t) milestones relating to sales, production, or capital projects; or (u) such other criteria established by the Committee (the "Performance Goals"). Any performance goals that are financial metrics may be determined in accordance with U.S. generally accepted accounting principles ("GAAP") or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with GAAP, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

  9.3
  Value of Performance Shares, Performance Units and Cash-Based Awards.    Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a share of Stock. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units and Cash-Based Awards that will be paid to the Participant.

  9.4
  Achievement of Performance Goals; Earning of Awards.    Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement, in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.

  9.5
  Payment of Performance Awards.    The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Units and Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) following the Committee's determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Any payment of shares of Stock or cash may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

  9.6
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units or Cash-Based Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units or Cash-Based Awards and may reflect distinctions based upon the reason for termination.

  9.7
  Transferability.    Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

  9.8
  Stockholder Rights.    A Participant receiving a Performance Share, Performance Unit or Cash-Based Award shall have the rights as a stockholder only as to shares of Stock, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares of Stock subject to the Award but not actually issued to such Participant.

10.  OTHER STOCK-BASED AWARDS

        From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan.

11.  DIVIDENDS AND DIVIDEND EQUIVALENTS

        Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock; provided, however, that notwithstanding anything to the contrary elsewhere provided in the Plan, in no event may dividends and Dividend Equivalents be paid currently on unvested Awards until and to the extent the Award is earned and vested, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award. Notwithstanding anything to the contrary in the Plan, in no event shall Dividend Equivalents be payable or granted in connection with any Options or Stock Appreciation Awards.

12.  TAX WITHHOLDING

        The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

        In accordance with any procedures that may be determined by the Committee, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy withholding for federal, state and local income taxes and employment taxes that are applicable to the taxable income ("Withholding") obligations, at rates determined by the Committee or its designee. The Participant may elect to satisfy Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any period as may be required by the Company). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Furthermore, any shares withheld shall be withheld at rates not to exceed to minimum statutory rate, or any other rate that will not cause an adverse accounting consequence or cost, subject to the discretion of the Administrator and in accordance with Company policies.

13.  PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14.  EFFECT OF CHANGES IN CAPITALIZATION

  14.1
  Changes in Stock.    The number of shares of Stock for which Awards may be made under the Plan, the individual Award share and dollar limits in Section 4.2, and the Exercise Price or Grant Price of outstanding Awards shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any merger, consolidation, spin-off, recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution (whether in cash, shares of Stock, or other property, other than a regular cash dividend) or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof occurring after the Effective Date (any such event hereafter referred to as a "Corporate Event"). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.2
  Change of Control.

  (a)
  Effect of a Change of Control.    Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, provide at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different treatment to apply to an outstanding Award at any time prior to, coincident with or after the time of a Change of Control. Unless otherwise provided by the Committee in an Award or other agreement, the following subsection 14.2(b) shall apply to outstanding Awards granted after the Effective Date.

  (b)
  Continuation, Assumption or Substitution of Awards.    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror's stock. Subject to Section 14.2(a), if an Award is continued, assumed or substituted by the Acquiror and within 24 months after the consummation of a Change of Control (i) the Participant's service is terminated by the Acquiror (or its affiliate) without Cause or (ii) the Participant resigns for Good Reason, the following shall apply: (1) any and all Options and SARs shall become immediately exercisable as of the termination or resignation; and (2) any restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Other Stock-Based Awards shall lapse and the Award shall be paid in cash or stock as provided in the Award Agreement, except as required for compliance with the requirements of Section 409A of the Code. For the avoidance of doubt, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment if the Fair Market Value of one share as of the date of the Change of Control is less than the Exercise Price or Grant Price, as applicable.

    (c)
    Section 409A and Change of Control.    If an Award subject to Section 14.2(b) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant's "separation from service" (within the meaning of Section 409A of the Code) if made to a "specified employee" under Section 409A and such delay is necessary to avoid the imposition of taxes thereunder. If a Participant's termination or resignation is not a "separation from service" or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change of Control.

  14.3
  Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.    Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.4
  Adjustment.    Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.5
  No Limitations on the Company.    The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.  REQUIREMENTS OF LAW

  15.1
  General.    The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  15.2
  Rule 16b-3.    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.  GENERAL PROVISIONS

  16.1
  Disclaimer of Rights.    No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

  16.2
  Nontransferability of Awards.    Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant's death, a Participant's rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

  16.3
  Changes in Accounting or Tax Rules.    Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

  16.4
  Nonexclusivity of the Plan.    The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

  16.5
  Captions.    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

  16.6
  Other Award Agreement Provisions.    Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

  16.7
  Other Employee Benefits.    The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

  16.8
  Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

  16.9
  Governing Law.    The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

  16.10
  Section 409A.    Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant's rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a "specified employee" (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a "separation of service" (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such "separation from service" to the extent necessary in order to avoid the imposition of taxes under Section 409A. Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

  16.11
  Recoupment of Awards.    Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

  16.12
  Repricing.    Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

17.  AMENDMENT, MODIFICATION AND TERMINATION

  17.1
  Amendment, Modification, and Termination.    Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

  17.2
  Awards Previously Granted.    Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.  STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

        The Plan was originally adopted on April 20, 2008, and was previously amended and restated effective as of May 29, 2012, May 24, 2016, and May 31, 2017. The most recent amendment and restatement of the Plan was approved by the Board of Directors of the Company on March 22, 2019, subject to the approval of the Company's stockholders; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board of Directors or (ii) the Effective Date.

19.  DURATION

        Unless sooner terminated by the Board, this Plan shall terminate automatically on May 22, 2029. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 by 1:00 a.m. (Mountain Time) on May 22, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/IPI or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/IPI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1. 1. To elect two Class II directors to our Board of Directors to serve three-year terms expiring at our 2022 annual meeting of stockholders. For Against Abstain For Against Abstain 01 - J. Landis Martin 02 - Barth E. Whitham The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019. 3. To approve, on an advisory basis, our executive compensation. 4. To approve our Amended and Restated Equity Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 6 7 8 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031CFA MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Company Proposals Annual Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on May 22, 2019. The Proxy Statement and Annual Report are available at: www.investorvote.com/IPI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2019 Annual Meeting of Stockholders of Intrepid Potash, Inc. May 22, 2019, 10:00 a.m. (Mountain Time) Aspen Conference Room (Street Level), 1001 17th Street, Denver, Colorado 80202 Proxy Solicited by Board of Directors of Intrepid Potash, Inc. for the Annual Meeting — May 22, 2019 The undersigned hereby appoints Erica K. Wyatt and Margaret E. McCandless, and each of them, the undersigned’s true and lawful agents and proxies (with full power of substitution in each) to represent and to vote as directed all common stock of Intrepid Potash, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders of Intrepid Potash, Inc. to be held in the Aspen Conference Room (Street Level), 1001 17th Street, Denver, Colorado 80202, on May 22, 2019, at 10:00 a.m. mountain time, or at any adjournment or postponement thereof (the “Stockholders’ Meeting”), upon those matters as described in the Proxy Statement. The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the Stockholders’ Meeting (including any adjournment or postponement thereof). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Intrepid Potash, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IPI